                                                                     EXHIBIT 4.1

================================================================================

                           Arch Western Finance, LLC,

                                    AS ISSUER

                           Arch Western Resources, LLC
                              Arch of Wyoming, LLC
                          Mountain Coal Company, L.L.C.
                       Thunder Basin Coal Company, L.L.C.,

                                  AS GUARANTORS

                                       AND

                              The Bank of New York,

                                   AS TRUSTEE

                          -----------------------------

                                    INDENTURE

                            Dated as of June 25, 2003

                          -----------------------------

                                  $700,000,000
                          6 3/4% Senior Notes due 2013

================================================================================

                              CROSS-REFERENCE TABLE

TIA Sections                                                                                  Indenture Sections
------------                                                                                  ------------------
310   (a)(1).........................................................................         7.10
      (a)(2).........................................................................         7.08; 7.10
      (a)(3).........................................................................         7.12
      (a)(4).........................................................................         N/A
      (a)(5).........................................................................         7.10
      (b)............................................................................         7.03; 7.10
      (c)............................................................................         N/A
311   (a)............................................................................         7.03; 7.11
      (b)............................................................................         7.03; 7.11
      (c)............................................................................         N/A
312   (a)............................................................................         2.05(a)
      (b)............................................................................         13.03
      (c)............................................................................         13.03
313   (a)............................................................................         7.06
      (b)(1).........................................................................         7.06
      (b)(2).........................................................................         7.06; 7.07
      (c)............................................................................         7.05; 7.06; 13.02(b)
      (d)............................................................................         7.06
314   (a)(1).........................................................................         4.17
      (a)(2).........................................................................         4.17
      (a)(3).........................................................................         4.17
      (a)(4).........................................................................         4.05(a); 8.01(a)
      (b)............................................................................         N/A
      (c)(1).........................................................................         13.04(a)
      (c)(2).........................................................................         13.04(b)
      (d)............................................................................         N/A
      (e)............................................................................         13.05
      (f)............................................................................         N/A
315   (a)............................................................................         7.01(b)
      (b)............................................................................         7.05
      (c)............................................................................         7.01(a)
      (d)............................................................................         7.01(c)
      (e)............................................................................         6.11
316   (a) (last sentence)............................................................         2.09
      (a)(1)(A)......................................................................         6.05
      (a)(1)(B)......................................................................         6.04
      (a)(2).........................................................................         N/A
      (b)............................................................................         6.07
      (c)............................................................................         9.04
317   (a)(1).........................................................................         6.08
      (a)(2).........................................................................         6.09
      (b)............................................................................         2.04
318   (a)............................................................................         13.01
      (c)............................................................................         13.01

--------------------------------
N/A means not applicable.

Note: The Cross-Reference Table shall not for any purpose be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

                                         Article One
                          DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions.................................................................    1
SECTION 1.02.  Other Definitions...........................................................   28
SECTION 1.03.  Incorporation by Reference of Trust Indenture Act...........................   28
SECTION 1.04.  Rules of Construction.......................................................   29

                                         Article Two
                                          THE NOTES

SECTION 2.01.  The Notes...................................................................   30
SECTION 2.02.  Execution and Authentication................................................   32
SECTION 2.03.  Registrar, Transfer Agent and Paying Agent..................................   32
SECTION 2.04.  Paying Agent to Hold Money in Trust.........................................   33
SECTION 2.05.  Holder Lists and Registration Rights Agreements.............................   33
SECTION 2.06.  Transfer and Exchange.......................................................   34
SECTION 2.07.  Replacement Notes...........................................................   38
SECTION 2.08.  Outstanding Notes...........................................................   38
SECTION 2.09.  Notes Held by Issuer........................................................   38
SECTION 2.10.  Certificated Notes..........................................................   39
SECTION 2.11.  Cancellation................................................................   39
SECTION 2.12.  Defaulted Interest..........................................................   40
SECTION 2.13.  Computation of Interest.....................................................   40
SECTION 2.14.  CUSIP, ISIN and Common Code Numbers.........................................   41
SECTION 2.15.  Issuance of Additional Notes and Exchange Notes.............................   41

                                        Article Three
                               REDEMPTION; OFFERS TO PURCHASE

SECTION 3.01.  Optional Redemption.........................................................   41
SECTION 3.02.  Notices to Trustee..........................................................   42
SECTION 3.03.  Selection of Notes to be Redeemed...........................................   42
SECTION 3.04.  Notice of Redemption........................................................   42
SECTION 3.05.  Effect of Notice of Redemption..............................................   43
SECTION 3.06.  Deposit of Redemption Price.................................................   43
SECTION 3.07.  Payment of Notes Called for Redemption......................................   44
SECTION 3.08.  Notes Redeemed in Part......................................................   44

                                         Article Four
                                          COVENANTS

SECTION 4.01.  Payment of Notes............................................................   44
SECTION 4.02.  Corporate Existence.........................................................   44
SECTION 4.03.  Maintenance of Properties...................................................   45
SECTION 4.04.  Insurance...................................................................   45
SECTION 4.05.  Statement as to Compliance..................................................   45
SECTION 4.06.  Limitation on Debt..........................................................   46

SECTION 4.07.  Limitation on Liens.........................................................   47
SECTION 4.08.  Limitation on Restricted Payments...........................................   48
SECTION 4.09.  Limitation on Asset Sales...................................................   50
SECTION 4.10.  Limitation on Transactions with Affiliates..................................   53
SECTION 4.11.  Change of Control...........................................................   54
SECTION 4.12.  Limitation on Sale and Leaseback Transactions...............................   55
SECTION 4.13.  Guarantees by Restricted Subsidiaries.......................................   55
SECTION 4.14.  Limitation on Restrictions on Distributions from Restricted Subsidiaries....   56
SECTION 4.15.  Designation of Unrestricted and Restricted Subsidiaries.....................   57
SECTION 4.16.  Payment of Taxes and Other Claims...........................................   58
SECTION 4.17.  Reports to Holders..........................................................   58
SECTION 4.18.  Legal Existence.............................................................   59
SECTION 4.19.  Waiver of Stay, Extension or Usury Laws.....................................   59
SECTION 4.20.  Further Instruments and Acts................................................   59
SECTION 4.21.  Covenant Termination........................................................   59

                                         Article Five
                            CONSOLIDATION, MERGER OR SALE OF ASSETS

SECTION 5.01.  Consolidation, Merger or Sale of Assets.....................................   60
SECTION 5.02.  Successor Substituted.......................................................   62

                                         Article Six
                                    DEFAULTS AND REMEDIES

SECTION 6.01.  Events of Default...........................................................   62
SECTION 6.02.  Acceleration................................................................   64
SECTION 6.03.  Other Remedies..............................................................   66
SECTION 6.04.  Waiver of Past Defaults.....................................................   66
SECTION 6.05.  Control by Majority.........................................................   67
SECTION 6.06.  Limitation on Suits.........................................................   67
SECTION 6.07.  Unconditional Right of Holders to Receive Payment...........................   68
SECTION 6.08.  Collection Suit by Trustee..................................................   68
SECTION 6.09.  Trustee May File Proofs of Claim............................................   68
SECTION 6.10.  Application of Money Collected..............................................   69
SECTION 6.11.  Undertaking for Costs.......................................................   69
SECTION 6.12.  Restoration of Rights and Remedies..........................................   69
SECTION 6.13.  Rights and Remedies Cumulative..............................................   70
SECTION 6.14.  Delay or Omission Not Waiver................................................   70
SECTION 6.15.  Record Date.................................................................   70
SECTION 6.16.  Waiver of Stay or Extension Laws............................................   70

                                        Article Seven
                                           TRUSTEE

SECTION 7.01.  Duties of Trustee...........................................................   70
SECTION 7.02.  Certain Rights of Trustee...................................................   71
SECTION 7.03.  Individual Rights of Trustee................................................   73
SECTION 7.04.  Trustee's Disclaimer........................................................   73

SECTION 7.05.  Notice of Defaults..........................................................   74
SECTION 7.06.  Reports by Trustee to Holders...............................................   74
SECTION 7.07.  Compensation and Indemnity..................................................   74
SECTION 7.08.  Replacement of Trustee......................................................   75
SECTION 7.09.  Successor Trustee by Merger.................................................   76
SECTION 7.10.  Eligibility: Disqualification...............................................   77
SECTION 7.11.  Preferential Collection of Claims Against Issuer............................   77
SECTION 7.12.  Appointment of Co-Trustee...................................................   77

                                        Article Eight
                           DEFEASANCE; SATISFACTION AND DISCHARGE

SECTION 8.01.  Arch Western and the Issuer's Option to Effect Defeasance or Covenant
               Defeasance..................................................................   79
SECTION 8.02.  Defeasance and Discharge....................................................   79
SECTION 8.03.  Covenant Defeasance.........................................................   79
SECTION 8.04.  Conditions to Defeasance....................................................   80
SECTION 8.05.  Satisfaction and Discharge of Indenture.....................................   81
SECTION 8.06.  Survival of Certain Obligations.............................................   81
SECTION 8.07.  Acknowledgment of Discharge by Trustee......................................   81
SECTION 8.08.  Application of Trust Money..................................................   81
SECTION 8.09.  Repayment to Issuer.........................................................   81
SECTION 8.10.  Indemnity for Government Securities.........................................   82
SECTION 8.11.  Reinstatement...............................................................   82

                                         Article Nine
                                    AMENDMENTS AND WAIVERS

SECTION 9.01.  Without Consent of Holders..................................................   82
SECTION 9.02.  With Consent of Holders.....................................................   83
SECTION 9.03.  Compliance with Trust Indenture Act.........................................   84
SECTION 9.04.  Effect of Supplemental Indentures...........................................   84
SECTION 9.05.  Notation on or Exchange of Notes............................................   84
SECTION 9.06.  Payment for Consent.........................................................   85
SECTION 9.07.  Notice of Amendment or Waiver...............................................   85
SECTION 9.08.  Trustee to Sign Supplemental Indentures.....................................   85

                                         Article Ten
                                          GUARANTEE

SECTION 10.01. Note Guarantee..............................................................   85
SECTION 10.02. Subrogation.................................................................   86
SECTION 10.03. Release of Subsidiary Guarantors............................................   87
SECTION 10.04. Additional Guarantors.......................................................   87
SECTION 10.05. Limitation of Guarantee.....................................................   87
SECTION 10.06. Notation Not Required.......................................................   87
SECTION 10.07. Successors and Assigns......................................................   88
SECTION 10.08. No Waiver...................................................................   88
SECTION 10.09. Modification................................................................   88

                                        Article Eleven
                                      SECURITY DOCUMENTS

SECTION 11.01. Security Documents..........................................................   88
SECTION 11.02. Recording and Opinions......................................................   89
SECTION 11.03. Release of Collateral.......................................................   89
SECTION 11.04. Authorization of Actions To Be Taken by the Collateral Trustee Under the
               Security Documents..........................................................   89
SECTION 11.05. Authorization of Receipt of Funds and Possessory Collateral Under the
               Security Documents..........................................................   90
SECTION 11.06. Termination of Security Interest............................................   90
SECTION 11.07. Limitation on Duty of Trustee in respect of Collateral......................   90

                                       Article Twelve
                                      HOLDERS' MEETINGS

SECTION 12.01. Purposes of Meetings........................................................   91
SECTION 12.02. Place of Meetings...........................................................   91
SECTION 12.03. Call and Notice of Meetings.................................................   91
SECTION 12.04. Voting at Meetings..........................................................   92
SECTION 12.05. Voting Rights, Conduct and Adjournment......................................   92
SECTION 12.06. Revocation of Consent by Holders at Meetings................................   92

                                      Article Thirteen
                                       MISCELLANEOUS

SECTION 13.01. Trust Indenture Act Controls................................................   93
SECTION 13.02. Notices.....................................................................   93
SECTION 13.03. Communication by Holders with Other Holders.................................   94
SECTION 13.04. Certificate and Opinion as to Conditions Precedent..........................   94
SECTION 13.05. Statements Required in Certificate or Opinion...............................   95
SECTION 13.06. Rules by Trustee, Paying Agent and Registrar................................   95
SECTION 13.07. Legal Holidays..............................................................   95
SECTION 13.08. Governing Law...............................................................   95
SECTION 13.09. No Recourse Against Others..................................................   95
SECTION 13.10. Successors..................................................................   95
SECTION 13.11. Multiple Originals..........................................................   95
SECTION 13.12. Table of Contents, Cross-Reference Sheet and Headings.......................   95
SECTION 13.13. Severability................................................................   96

Exhibits

Exhibit A   -   Form of Notes

Exhibit B   -   Form of Transfer Certificate for Transfer from Restricted Global
                Note to Regulation S Global Note

Exhibit C   -   Form of Transfer Certificate for Transfer from Regulation S
                Global Note to Restricted Global Note

         INDENTURE dated as of June 25, 2003 among Arch Western Finance, LLC, a limited liability company incorporated under the laws of Delaware (the "Issuer"), Arch Western Resources, LLC, a limited liability company organized under the laws of Delaware ("Arch Western"), and Arch of Wyoming, LLC, Mountain Coal Company, L.L.C., and Thunder Basin Coal Company, L.L.C. (each a "Subsidiary Guarantor," collectively the "Subsidiary Guarantors" and together with Arch Western, the "Guarantors") and The Bank of New York, a New York banking corporation (the "Trustee").

                    RECITALS OF THE ISSUER AND THE GUARANTORS

         The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of its (i) 6 3/4% Senior Notes due 2013 issued on the date hereof (the "Original Notes"), (ii) any additional Notes ("Additional Notes") that may be issued on any other Issue Date (as defined herein) and (iii) 6 3/4% Senior Notes due 2013 issued pursuant to the Registration Rights Agreement (as defined herein) in exchange for any Original Notes or Additional Notes (the "Exchange Notes," and together with the Original Notes and any Additional Notes, the "Notes"). Each Guarantor has duly authorized the execution and delivery of this Indenture to provide for the issuance of its Guarantee. Each of the Issuer and the Guarantors has received good and valuable consideration for the execution and delivery of this Indenture and the Guarantees, as the case may be. Each Guarantor will derive substantial direct and indirect benefits from the issuance of the Notes. All necessary acts and things have been done to make (i) the Notes, when duly issued and executed by the Issuer and authenticated and delivered hereunder, the legal, valid and binding obligations of the Issuer, (ii) the Guarantees, when executed by each Guarantor and delivered hereunder, the legal, valid and binding obligations of each Guarantor and (iii) this Indenture a legal, valid and binding agreement of each of the Issuer and the Guarantor in accordance with the terms of this Indenture.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

                                   ARTICLE ONE
                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  SECTION 1.01.     Definitions.

         "Acquired Debt" means Debt of a Person (a) existing at the time such Person becomes a Restricted Subsidiary, (b) assumed in connection with the acquisition of assets from such Person or (c) at the time it merges or consolidates with the Issuer or any Restricted Subsidiary, in each case. Acquired Debt shall be deemed to be incurred on the date the acquired Person becomes a Restricted Subsidiary, the date of the related acquisition of assets from any Person or at the time of such merger or consolidation, as the case may be.

         "Additional Assets" means:

         (a) any Property (other than cash, Cash Equivalent and securities) to be owned by Arch Western or any of its Restricted Subsidiaries and used in a Permitted Business; or

         (b) Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by Arch Western or another Restricted Subsidiary from any Person other than Arch Western or an Affiliate of Arch Western; provided, however, that, in the case of this clause (b), such Restricted Subsidiary is primarily engaged in a Permitted Business.

         "Affiliate" of any specified Person means:

         (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, or

         (b)      any other Person who is a director or officer of:

                  (1)      such specified Person,

                  (2)      any Subsidiary of such specified Person, or

                  (3)      any Person described in clause (a) above.

For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Section 4.09 and 4.10 of this Indenture and the definition of "Additional Assets" only, "Affiliate" shall also mean any beneficial owner of shares representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of Arch Western or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

         "Arch Coal" means Arch Coal, Inc., a corporation organized under the laws of Delaware.

         "Arch Coal Notes" means all existing and future unsubordinated demand promissory notes issued by Arch Coal to Arch Western as consideration for loans and advances made by Arch Western to Arch Coal or any of its Affiliates (other than Arch Western or a Restricted Subsidiary), which shall bear interest payable no less frequently than quarterly from the date made until paid in full at a rate per annum no less favorable to Arch Western than if such loan or advance had been made by an unaffiliated financial institution.

         "Arch Western Notes" means, collectively, a demand promissory note issued by Arch Western to Thunder Basin Coal Company, L.L.C. as consideration for the proceeds from the offering of the Notes or any Additional Notes and a demand promissory note issued by Thunder Basin Coal Company, L.L.C. to the Issuer as consideration for the proceeds from the offering of the Notes or any Additional Notes. Each Arch Western Note issued will be in an amount equal to the aggregate principal amount of the Notes or Additional Notes issued.

         "Arch Western Guarantee" means the unconditional guarantee by Arch Western of all of the Issuer's obligations under the Notes, including its obligations to pay principal, interest, and premium, if any, with respect to the Notes.

         "Asset Sale" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by Arch Western or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of

         (a) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), or

         (b) any other Property of Arch Western or any of its Restricted Subsidiaries outside of the ordinary course of business of Arch Western or such Restricted Subsidiary,

         other than, in the case of clause (a) or (b) above,

                  (1) any disposition by a Restricted Subsidiary to Arch Western or by Arch Western or its Restricted Subsidiary to a Restricted Subsidiary,

                  (2) any disposition that constitutes a Permitted Investment or Restricted Payment permitted by the covenant described under Section 4.08 of this Indenture.

                  (3) any disposition effected in compliance with the first paragraph of the covenant described under Section 5.01 of this Indenture and

                  (4) any disposition in a single transaction or a series of related transactions of assets for aggregate consideration of less than $5,000,000 million.

         "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at any date of determination,

         (a) if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of "Capital Lease Obligations," and

         (b)      in all other instances, the greater of:

                  (1) the Fair Market Value of the Property subject to such Sale and Leaseback Transaction, and

                  (2) the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

         "Available Cash" means, as of any date, the cash of Arch Western as of such date less amounts necessary to pay for operating expenses, interest, principal and sinking fund payments on indebtedness, capital expenditures, improvements and replacements, contingencies, reserves and other expenses of Arch Western and its Subsidiaries and less any Net Available Cash received from an Asset Sale consisting of all of the Capital Stock of Canyon Fuel or Mountain Coal Company, L.L.C. not used to Repay any Debt of Arch Western (other than Subordinated Obligations) or reinvest in Additional Assets (including by reason of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by Arch Western).

         "Average Life" means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

         (a) the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock not defined multiplied by the amount of such payment by

         (b)      the sum of all such payments.

         "Bankruptcy Law" means any law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law, including, without limitation, the bankruptcy law of the Issuer's jurisdiction and title 11, United States Bankruptcy Code of 1978, as amended.

         "Board of Directors" means the board of directors, or equivalent, of Arch Western; provided, however, that if no such entity exists, "Board of Directors" means the board of directors of Arch Coal or, if Arch Coal does not control Arch Western, the board of directors, or equivalent, of the Person that controls Arch Western; provided further, however, that for purposes of Affiliate Transactions with Arch Coal or its Affiliates (other than Arch Western or a Restricted Subsidiary) under Section 4.10 of this Indenture, "Board of Directors" shall mean the board of directors, or equivalent, of Arch Western.

         "Business Day" means any day (other than a Saturday or Sunday) which is not a day on which banking institutions in New York, New York are authorized or obligated by law to close for business.

         "Canyon Fuel" means Canyon Fuel Company, LLC, a limited liability company organized and existing under the laws of the State of Delaware.

         "Capital Lease Obligations" means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of
Section 4.07 of this Indenture, a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

         "Capital Stock" means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership or limited liability company interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

         "Capital Stock Sale Proceeds" means the aggregate cash proceeds received by Arch Western from the issuance or sale (other than to a Subsidiary of Arch Coal or an employee stock ownership plan or trust established by Arch Coal or any such Subsidiary for the benefit of their employees) by Arch Western of its Capital Stock (other than Disqualified Stock) after the Issue Date, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes or Tax Amount paid or payable as a result thereof.

         "Cash Equivalents" means any of the following:

         (a) Investments in U.S. Government Obligations maturing within 365 days of the date of acquisition thereof;

         (b) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 90 days of the date of acquisition thereof issued by a bank or trust company organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $500 million and whose long-term debt is rated "A-3" or "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act));

         (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) entered into with:

                  (1)      a bank meeting the qualifications described in clause
         (b) above, or

                  (2) any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York;

         (d) Investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of Arch Western) organized and in existence under the laws of the United States of America with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)); and

         (e) direct obligations (or certificates representing an ownership interest in such obligations) of any state of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of such state is pledged and which are not callable or redeemable at the issuer's option; provided that:

                  (1) the long-term debt of such state is rated "A-3" or "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)), and

                  (2) such obligations mature within 180 days of the date of acquisition thereof.

         "Change of Control" means the occurrence of any of the following events:

         (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than Arch Coal, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total voting power of the Voting Stock of Arch Western (for purposes of this clause (a), such person or group shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the "parent corporation") so long as such person or group beneficially owns, directly or indirectly, in the aggregate at least a majority of the total voting power of the Voting Stock of such parent corporation); or

         (b) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the Property of Arch Western and its Restricted Subsidiaries, considered as a whole (other than a disposition of such Property as an entirety or virtually as an entirety to a Wholly Owned Restricted Subsidiary of Arch Western), shall have occurred, or Arch Western merges, consolidates or amalgamates with or into any other Person or any other Person merges, consolidates or amalgamates with or into Arch Western in any such event pursuant to a transaction in which the outstanding Voting Stock of Arch Western is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where:

                  (1) the outstanding Voting Stock of Arch Western is reclassified into or exchanged for other Voting Stock of Arch Western or for Voting Stock of the Surviving Person, and

                  (2) the Holders of the Voting Stock of Arch Western immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of Arch Western, or the Surviving Person immediately after such transaction and in substantially the same proportion as before the transaction; or

         (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such Board or whose nomination for election by the shareholders of Arch Western, Arch Coal or such other Person who controls Arch Western, as applicable, was approved by a vote of not less than three-fourths of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the Board of Directors then in office; or

         (d) the adoption of any plan of liquidation or dissolution of Arch Coal, Arch Western or the Issuer; or

         (e) the first day on which (1) Arch Coal's direct or indirect percentage ownership of the Capital Stock of Arch Western is less than 80% or
(2) Arch Coal ceases to control (as defined in the definition of "Affiliate") Arch Western.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral" has the meaning ascribed to it in the Note Pledge
Agreement.

         "Collateral Trustee" means (a) except as otherwise provided in clause
(b) immediately below, the Trustee, acting in such capacity under the Note Pledge Agreement, or (b) in the event a "Collateral Trustee" has been appointed pursuant to a Collateral Trust Agreement, such "Collateral Trustee."

         "Collateral Trust Agreement" has the meaning ascribed to it in the Note Pledge Agreement.

         "Commission" means the U.S. Securities and Exchange Commission.

         "Commodity Price Protection Agreement" means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices.

         "Consolidated Current Liabilities" means, as of any date of determination, the aggregate amount of liabilities of Arch Western and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), after eliminating:

         (a) all intercompany items between Arch Western and any Restricted Subsidiary or between Restricted Subsidiaries, and

         (b)      all current maturities of long-term Debt.

         "Consolidated Interest Coverage Ratio" of a Person means, as of any date of determination, the ratio of:

         (a) the aggregate amount of EBITDA of such Person for the most recent four consecutive fiscal quarters ending at least 45 days prior to such determination date to

         (b) Consolidated Interest Expense of such Person for such four fiscal quarters;

         provided, however, that:

                  (1)      if

                           (A) since the beginning of such period such Person or any Restricted Subsidiary of such Person has Incurred any Debt that remains outstanding or Repaid any Debt, or

                           (B) the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is an Incurrence or Repayment of Debt,

         Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Incurrence or Repayment as if such Debt was Incurred or Repaid on the first day of such period, provided that, in the event of any such Repayment of Debt, EBITDA for such period shall be calculated as if such Person or such Restricted Subsidiary of such Person had not earned any interest income actually earned during such period in respect of the funds used to Repay such Debt, and

                  (2)      if

                           (A) since the beginning of such period such Person or any Restricted Subsidiary of such Person shall have made any Asset Sale or an Investment (by merger or otherwise) in any Restricted Subsidiary of such Person (or any Person which becomes a Restricted Subsidiary of such Person) or an acquisition of Property which constitutes all or substantially all of an operating unit of a business,

                           (B) the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is such an Asset Sale, Investment or acquisition, or

                           (C) since the beginning of such period any other Person (that subsequently became a Restricted Subsidiary of such Person or was merged with or into such Person or any Restricted Subsidiary of such Person since the beginning of such period) shall have made such an Asset Sale, Investment or acquisition, then EBITDA for such period shall be calculated after giving pro forma effect to such Asset Sale, Investment or acquisition as if such Asset Sale, Investment or acquisition had occurred on the first day of such period.

         If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the base interest rate in effect for such floating rate of interest on the date of determination had been the applicable base interest rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term in excess of 12 months). In the event the Capital Stock of any Restricted Subsidiary of such Person is sold during the period, such Person shall be deemed, for purposes of clause (1) above, to have Repaid during such period the Debt of such Restricted Subsidiary to the extent such Person and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale.

         "Consolidated Interest Expense" of a Person means, for any period, the total interest expense of such Person and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by such Person or its Restricted Subsidiaries,

         (a)      interest expense attributable Capital Lease Obligations,

         (b) amortization of debt discount and debt issuance cost, including commitment fees,

         (c)      capitalized interest,

         (d)      non-cash interest expense,

         (e) commissions, discounts and other fees and charges owed with respect to letters of credit and banker's acceptance financing,

         (f) net costs associated with Hedging Obligations (including amortization of fees),

         (g)      Disqualified Stock Dividends,

         (h)      Preferred Stock Dividends,

         (i) interest Incurred in connection with Investments in discontinued operations,

         (j) interest accruing on any Debt of any other Person to the extent such Debt is Guaranteed by such Person or any of its Restricted Subsidiaries, and

         (k) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than such Person) in connection with Debt Incurred by such plan or trust.

         "Consolidated Net Income" of a Person means, for any period, the net income (loss) of such Person and its consolidated Restricted Subsidiaries; provided, however, that there shall not be included in such Consolidated Net
Income:

         (a) any net income (loss) of any other Person (other than such Person) if such other Person is not a Restricted Subsidiary, except that:

                  (1) subject to the exclusion contained in clause (c) below, equity of such Person and its consolidated Restricted Subsidiaries in the net income of any such other Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such other Person during such period to such Person or its Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (b) below), and

                  (2) the equity of such Person and its consolidated Restricted Subsidiaries in a net loss of any other Person for such period shall be included in determining such Consolidated Net Income to the extent such Person or any Restricted Subsidiary of such Person has actually contributed, lent or transferred cash to such other Person,

         (b) any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to such Person, except that:

                  (1) subject to the exclusion contained in clause (c) below, the equity of such Person and its consolidated Restricted Subsidiaries in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Restricted Subsidiary during such period to such Person or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause), and

                  (2) the equity of such Person and its consolidated Restricted Subsidiaries in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income,

         (c) any gain (but not loss) realized upon the sale or other disposition of any Property of such Person or any of its consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business,

         (d)      any extraordinary gain or loss,

         (e)      the cumulative effect of a change in accounting principles;
and

         (f) any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of such Person or any Restricted Subsidiary, provided that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock of such Person (other than Disqualified Stock).

Notwithstanding the foregoing, for purposes of the covenant described under
Section 4.08 of this Indenture only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of Property from Unrestricted Subsidiaries to such Person or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause
(c)(iv) thereof.

         "Consolidated Net Tangible Assets" means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of Arch Western and its consolidated Restricted Subsidiaries, less any amounts attributable to non-Wholly Owned Restricted Subsidiaries that are not consolidated with Arch Western and plus the portion of the consolidated net tangible assets of a non-Wholly Owned Restricted Subsidiary that is not consolidated with Arch Western equal to the percentage of its outstanding Capital Stock owned by Arch Western and its Restricted Subsidiaries, as of the end of the most recent fiscal quarter ending at least 45 days prior to such determination date as the total assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of Arch Western and its Restricted Subsidiaries, after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of (without duplication):

         (a) the excess of cost over fair market value of assets or businesses acquired;

         (b) any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of Arch Western immediately preceding the Issue Date as a result of a change in the method of valuation in accordance with GAAP; and

         (c) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items.

         "Consolidation" means, with respect to any Person, the consolidation of the accounts of such Person and each of its subsidiaries if and to the extent the accounts of such Person and each of its subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP. The term "Consolidated" shall have a similar meaning.

         "Corporate Trust Office" means the office of the Trustee, at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 101 Barclay Street, Floor 8 West, New York, NY 10286, Attention: Corporate Trust Department Corporate Finance Unit or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).

         "Credit Facility" or "Credit Facilities" means, with respect to any Guarantor and the Restricted Subsidiaries, one or more debt facilities or commercial paper facilities with banks, insurance companies or other institutional lenders providing for revolving credit loans, term loans, notes, receivables financing (including through the sale or factoring of receivables to such lenders or to special purpose entities formed to borrow from or issue securities to such lenders against such receivables), letters of credit or other forms of guarantees and assurances or other credit facilities, including overdrafts, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time; provided, however, that "Credit Facilities" will not mean any Debt that expressly provides that it is subordinated in right of payment to any other Indebtedness.

         "Currency Exchange Protection Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

         "Custodian" means any receiver, trustee, assignee, liquidator, custodian, administrator or similar official under any Bankruptcy Law.

         "Debt" means, with respect to any Person on any date of determination (without duplication):

         (a)      the principal of and premium (if any) in respect of:

                  (1)      debt of such Person for money borrowed, and

                  (2) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

         (b) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;

         (c) all obligations of such Person representing the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

         (d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

         (e) the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

         (f)      all obligations of the type referred to in clauses (a) through
(e) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

         (g)      all obligations of the type referred to in clauses (a) through
(f) above of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such Property and the amount of the obligation so secured; and

         (h) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Debt of any Person at any date shall be the outstanding balance, or the accreted value of such Debt in the case of Debt issued with original issue discount, at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. The amount of Debt represented by a Hedging Obligation shall be equal to:

                  (1) zero if such Hedging Obligation has been Incurred pursuant to clause (d), (e) or (f) of the second paragraph of the covenant described under Section 4.06 of this Indenture, or

                  (2) the notional amount of such Hedging Obligation if not Incurred pursuant to such clauses.

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "Depositary" means DTC until a successor Depositary, if any, shall have become such pursuant to this Indenture, and thereafter Depositary shall mean or include each Person who is then a Depositary hereunder.

         "Disqualified Stock" means any Capital Stock of a Person or any of its Restricted Subsidiaries that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

         (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

         (b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or

         (c) is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock,

on or prior to, in the case of clause (a), (b) or (c), the first anniversary of the Stated Maturity of the Notes.

         "Disqualified Stock Dividends" of a Person means all dividends with respect to Disqualified Stock of such Person held by Persons other than a Wholly Owned Restricted Subsidiary of such Person. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to such Person (or if such Person is a limited liability company, the tax rate used to calculate the Tax Amount).

         "Domestic Subsidiary" means any Restricted Subsidiary of Arch Western other than a Foreign Subsidiary.

         "DTC" means The Depository Trust Company.

         "EBITDA" of a Person means, for any period, an amount equal to, for such Person and its consolidated Restricted Subsidiaries:

         (a) the sum of Consolidated Net Income for such period, plus the following to the extent reducing Consolidated Net Income for such period:

                  (1) the provision for taxes based on income or profits or utilized in computing net loss,

                  (2)      Consolidated Interest Expense,

                  (3)      depreciation,

                  (4)      amortization of intangibles,

                  (5) any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of, or reserve for, cash expenditures in any future period), and

                  (6) to the extent not included in (1) through (5) above, the portion of any of the items described in (1) through (5) above of a non-Wholly Owned Restricted Subsidiary that is not consolidated with such Person equal to the percentage of the outstanding common Capital Stock of the non-Wholly Owned Restricted Subsidiary owned by such Person and its Restricted Subsidiaries, minus

         (b) all non-cash items increasing Consolidated Net Income for such period (other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period).

Notwithstanding the foregoing clause (a), the provision for taxes and the depreciation, amortization and non-cash items of a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to such Person by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders or members.

         "Event of Default" has the meaning set forth under Section 6.01 of this Indenture.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Notes" means the notes issued in exchange for the Notes issued in this offering or any Additional Note pursuant to the Registration Rights Agreement or any similar registration rights agreement with respect to any Additional Notes.

         "Exchange Offer" means the exchange offer by the Issuer and the Guarantors of the Exchange Notes for original Notes to be effected pursuant to the Registration Rights Agreement or any similar Registration Rights Agreement with respect to any Additional Notes.

         "Exchange Offer Registration Statement" means the Exchange Offer Registration Statement as defined in the Registration Rights Agreement.

         "Fair Market Value" means, with respect to any Property, the price that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided,

         (a) if such Property has a Fair Market Value equal to or less than $5,000,000, by any Officer, or

         (b) if such Property has a Fair Market Value in excess of $5,000,000, by at least a majority of the disinterested members of the Board of Directors and evidenced by a Board Resolution, dated within 30 days of the relevant transaction, delivered to the Trustee.

         "Foreign Subsidiary" means any Subsidiary of Arch Western that is not organized under the laws of the United States of America or any state thereof or the District of Columbia.

         "GAAP" means United States generally accepted accounting principles as in effect on the Issue Date, including those set forth in:

         (a) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

         (b) the statements and pronouncements of the Financial Accounting Standards Board,

         (c) such other statements by such other entity as approved by a significant segment of the accounting profession, and

         (d) the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission.

         "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

         (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

         (b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include:

                  (1) endorsements for collection or deposit in the ordinary course of business, or

                  (2) a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (a), (b) or (c) of the definition of "Permitted Investment."

The term "Guarantee" used as a verb has a corresponding meaning.

         "Guarantor" means each of Arch Western, the Subsidiary Guarantors and any Subsidiary of Arch Western that has issued a Guarantee in favor of the Notes.

         "Hedging Obligation" of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.

         "Holder" means a Person in whose name a Note is registered in the Security Register.

         "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and "Incurrence" and "Incurred" shall have meanings correlative to the foregoing); provided, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; and provided further, however, that solely for purposes of determining compliance with Section 4.06 of this Indenture amortization of debt discount shall not be deemed to be the Incurrence of Debt, provided that in the case of Debt sold at a discount, the amount of such Debt Incurred shall at all times be the aggregate principal amount at Stated Maturity.

         "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture following the effectiveness of a registration statement under the Securities Act covering the Notes, the provisions of the TIA that are deemed to be a part of and govern this instrument, and any such supplemental indenture, respectively.

         "Indenture Obligations" means the obligations of the Issuer and any other obligor under this Indenture or under the Notes, including any Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with this Indenture, the Notes and the performance of all other obligations to the Trustee and the Holders under this Indenture and the Notes, according to the respective terms thereof.

         "Independent Financial Advisor" means an investment banking firm of national standing or any third party appraiser of national standing, provided that such firm or appraiser is not an Affiliate of Arch Western.

         "Initial Purchasers" means Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporation, PNC Capital Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse First Boston LLC, Credit Lyonnais Securities (USA) Inc., U.S. Bancorp Piper Jaffray Inc., BNY Capital Markets, Inc. and BNP Paribas Securities Corp..

         "Interest Payment Date" means January 1 and July 1 of each year to Stated Maturity.

         "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect against fluctuations in interest rates.

         "Investment" by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person. For purposes of the covenants described under Section 4.08 and 4.15 of this Indenture and the definition of "Restricted Payment," the term "Investment" shall include the portion (proportionate to Arch Western's or a Restricted Subsidiary's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of Arch Western at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Arch Western shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary of an amount (if positive) equal to:

         (a) Arch Western's "Investment" in such Subsidiary at the time of such redesignation, less

         (b) the portion (proportionate to Arch Western's or a Restricted Subsidiary's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation.

In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

         "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P.

         "Issue Date" means the date on which the Notes are initially issued.

         "Issuer" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Notes.

         "Issuer Order" means a written order signed in the name of the Issuer by any Person authorized by a resolution of the Members of the Issuer or such other similar governing body or Person of the Issuer as set forth in the Issuer's Limited Liability Company Agreement dated June 4, 2003.

         "Lien" means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

         "LLC Agreement" means the Limited Liability Company Agreement of Arch Western Resources LLC dated as of June 1, 1998 between Arch Western Acquisition Corporation and Delta Housing, Inc.

         "Maturity" means, with respect to any indebtedness, the date on which any principal of such indebtedness becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

         "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

         "Net Available Cash" from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of:

         (a) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale,

         (b) all payments made on or in respect of any Debt that is secured by any Property subject to such Asset Sale, in accordance with the terms of any Lien upon such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale,

         (c) all distributions and other payments required to be made to minority interest Holders in Subsidiaries or joint ventures as a result of such Asset Sale, and

         (d) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed of in such Asset Sale and retained by Arch Western or any Restricted Subsidiary after such Asset Sale.

         "Note Guarantees" means the Arch Western Guarantee and the Subsidiary Guarantees.

         "Note Pledge Agreement" means the Note Pledge Agreement dated as of June 25, 2003 made by Arch Western in favor of the Trustee.

         "Officer" means the Chief Executive Officer, the President, the Chief Financial Officer or any Executive Vice President of Arch Western, or, in the event no such officers exist, of Arch Coal or the Person who controls Arch Western.

         "Officers' Certificate" means a certificate signed by two Officers, at least one of whom shall be the principal executive officer or principal financial officer, and delivered to the Trustee.

         "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to Arch Western, the Issuer or the Trustee.

         "Pari Passu Debt" means (a) with respect to the Notes, any Debt of the Issuer that ranks pari passu in right of payment to the Notes and (b) with respect to any Guarantees, Debt which ranks pari passu in right of payment to such Guarantees.

         "Permitted Business" means any business that is related, ancillary or complementary to the businesses of Arch Western and its Restricted Subsidiaries on the Issue Date.

         "Permitted Investments" means any Investment by Arch Western or its Restricted Subsidiary in:

         (a)      Arch Western or any Restricted Subsidiary,

         (b) any Person that will, upon the making of such Investment, become a Restricted Subsidiary, provided that the primary business of such Restricted Subsidiary is a Permitted Business;

         (c) any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, Arch Western or its Restricted Subsidiary, provided that such Person's primary business is a Permitted Business;

         (d)      Cash Equivalents;

         (e) receivables owing to Arch Western or its Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as Arch Western or such Restricted Subsidiary deems reasonable under the circumstances;

         (f) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

         (g) loans and advances to employees made in the ordinary course of business permitted by law and consistent with past practices of Arch Western or such Restricted Subsidiary, as the case may be; provided that such loans and advances do not exceed $2.5 million in the aggregate at any one time outstanding;

         (h) stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to Arch Western or a Restricted Subsidiary or in satisfaction of judgments;

         (i) any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with the covenant described under Section 4.09 of this Indenture.

         (j) Investments in Permitted Joint Ventures in an aggregate amount, together with all other Investments made pursuant to this clause (j), not to exceed 5.0% of Consolidated Net Tangible Assets; and

         (k) other Investments made for Fair Market Value that do not exceed $50.0 million in the aggregate outstanding at any one time.

         "Permitted Joint Ventures" means any Person which is, directly or indirectly, through its Subsidiaries or otherwise, engaged principally in a Permitted Business, and the Capital Stock (or securities convertible into Capital Stock) of which is owned by Arch Western or one or more of its Restricted Subsidiaries and one or more other Person other than Arch Coal or any of its Subsidiaries or Affiliates.

         "Permitted Liens" means:

         (a) Liens to secure Debt permitted to be Incurred under clause (b) of the second paragraph of the covenant described under Section 4.06 of this Indenture and other purchase money Liens to finance Property of Arch Western or any of its Restricted Subsidiaries; provided that any such Lien may not extend to any Property of Arch Western or any Restricted Subsidiary, other than the Property acquired, constructed or leased and any improvements or accessions to such Property (including, in the case of the acquisition of Capital Stock of a Person that becomes a Restricted Subsidiary, Liens on the Property of the Person whose Capital Stock was acquired);

         (b) Liens for taxes, assessments or governmental charges or levies on the Property of Arch Western or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefore;

         (c) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens, on the Property of Arch Western or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

         (d) Liens on the Property of Arch Western or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of Arch Western and the Restricted Subsidiaries taken as a whole;

         (e) Liens on Property at the time Arch Western or any Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into Arch Western or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of Arch Western or any Restricted Subsidiary; provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by Arch Western or any Restricted Subsidiary;

         (f) Liens on the Property of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of Arch Western or any other Restricted Subsidiary that is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary;

         (g) pledges or deposits by Arch Western or any Restricted Subsidiary under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which Arch Western or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of Arch Western, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

         (h) utility easements, building restrictions and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;

         (i) Liens existing on the Issue Date not otherwise described in clauses (a) through (h) above;

         (j) Liens on the Property of Arch Western or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clause (a), (e), (f) or (i) above; provided, however, that any such Lien shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property), and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of:

                  (1) the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clause
         (a), (e), (f) or (i) above, as the case may be, at the time the original Lien became a Permitted Lien under this Indenture, and

                  (2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by Arch Western or such Restricted Subsidiary in connection with such Refinancing;

         (k) Liens on the Arch Coal Notes to secure Debt under a credit facility of Arch Western in an aggregate principal amount not to exceed $100,000,000 at any one time outstanding; and

         (l) Liens not otherwise permitted by clauses (a) through (k) above encumbering Property having an aggregate Fair Market Value not in excess of 5.0% of Consolidated Net Tangible Assets.

         "Permitted Refinancing Debt" means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

         (a) such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

                  (1) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced, and

                  (2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing,

         (b) the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced,

         (c) the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced, and

         (d) the new Debt shall not be senior in right of payment to the Debt that is being Refinanced;

provided, however, that Permitted Refinancing Debt shall not include:

                  (x) Debt of a Subsidiary of Arch Western that is not a Subsidiary Guarantor that Refinances Debt of Arch Western or a Subsidiary Guarantor, or

                  (y) Debt of Arch Western or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

         "Person" means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Possessory Collateral" means any Collateral that, under the Uniform Commercial Code of the applicable jurisdiction, may only be perfected by the secured party's taking, and maintaining, possession thereof, with or without any necessary endorsement.

         "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

         "Preferred Stock Dividends" of a Person means all dividends with respect to Preferred Stock of Restricted Subsidiaries of such Person held by Persons other than such Person or a Wholly Owned Restricted Subsidiary of such Person. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Stock (or if the issuer is a limited liability company, the tax rate used to calculate the Tax Amount).

         "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with
Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the Board of Directors after consultation with the independent certified public accountants of Arch Western, or otherwise a calculation made in good faith by the Board of Directors after consultation with the independent certified public accountants of Arch Western, as the case may be.

         "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to this Indenture, the value of any Property shall be its Fair Market Value.

         "Public Equity Offering" means an underwritten public offering of common Capital Stock (other than Disqualified Stock) of Arch Western pursuant to an effective registration statement under the Securities Act.

         "Purchase Money Debt" means Debt:

         (a) consisting of the deferred purchase price of Property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the maturity of such Debt does not exceed the anticipated useful life of the Property being financed, and

         (b) Incurred to finance the acquisition, construction or lease by Arch Western or a Restricted Subsidiary of such Property, including additions and improvements thereto;

provided, however, that such Debt is Incurred within 180 days after the acquisition, construction or lease of such Property by Arch Western or such Restricted Subsidiary.

         "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

         "QIB" means a "Qualified Institutional Buyer" as defined under Rule
144A.

         "Rating Agency" means S&P and/or Moody's.

         "Record Date" for the interest payable on any Interest Payment Date means June 15 or December 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

         "Redemption Date," when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

         "Redemption Price," when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

         "Refinance" means, in respect of any Debt, to refinance, extend, renew, refund or Repay, or to issue other Debt, in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

         "Registration Rights Agreement" means the Registration Rights Agreement relating to the Notes dated June 25, 2003, among the Issuer, Arch Coal, the Guarantors and the Initial Purchasers.

         "Regulation S" means Regulation S under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

         "Repay" means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt. "Repayment" and "Repaid" shall have correlative meanings. For purposes of the covenant described under
Section 4.09 of this Indenture and the definition of "Consolidated Interest Coverage Ratio," Debt shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.

         "Restricted Payment" means:

         (a) any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of Arch Western or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into Arch Western or any Restricted Subsidiary), except for any dividend or distribution that is made solely to Arch Western or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, to the other shareholders or members of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by Arch Western or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis) or any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of Arch Western;

         (b) the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of Arch Western or any Restricted Subsidiary (other than from Arch Western or a Restricted Subsidiary) or any securities exchangeable for or convertible into any such Capital Stock, including the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of Arch Western that is not Disqualified Stock);

         (c) the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition);

         (d)      any Investment (other than Permitted Investments) in any
Person; or

         (e) the issuance, sale or other disposition of Capital Stock of any Restricted Subsidiary to a Person other than Arch Western or another Restricted Subsidiary if the result thereof is that such Restricted Subsidiary shall cease to be a Restricted Subsidiary, in which event the amount of such "Restricted Payment" shall be the Fair Market Value of the remaining interest, if any, in such former Restricted Subsidiary held by Arch Western and the other Restricted Subsidiaries.

          "Restricted Subsidiary" means any Subsidiary of Arch Western other than an Unrestricted Subsidiary.

         "Rule 144" means Rule 144 under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

         "Rule 144A" means Rule 144A under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

         "S&P" means Standard and Poor's Rating Services or any successor to the rating agency business thereof and its successors.

         "Sale and Leaseback Transaction" means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby Arch Western or a Restricted Subsidiary transfers such Property to another Person and Arch Western or a Restricted Subsidiary leases it from such Person.

         "SEC" means the United States Securities and Exchange Commission.

         "Securities Act" means the U.S. Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the SEC thereunder.

         "Security Documents" means the Note Pledge Agreement, any Collateral Trust Agreement and any other documents or instruments pursuant to which a Lien on the Arch Coal Notes is granted to secure the Obligations (as defined in the Note Pledge Agreement).

         "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" of Arch Western within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

         "Special Interest" has the meaning set forth in Exhibit A.

         "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

         "Subordinated Obligation" means any Debt of Arch Western or a Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Note Guarantees pursuant to a written agreement to that effect.

         "Subsidiary" means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which at least a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:

         (a)      such Person,

         (b)      such Person and one or more Subsidiaries of such Person, or

         (c)      one or more Subsidiaries of such Person.

         "Subsidiary Guarantee" means a Guarantee by a Subsidiary Guarantor of all of the Issuer's obligations with respect to the Notes.

         "Subsidiary Guarantor" means any Subsidiary of Arch Western that executes a Guarantee of the Notes pursuant to Article 10 hereof.

         "Surviving Person" means the surviving Person formed by a merger, consolidation or amalgamation and, for purposes of Section 5.01 of this Indenture, a Person to whom all or substantially all of the Property of Arch Western or a Subsidiary Guarantor is sold, transferred, assigned, leased, conveyed or otherwise disposed.

         "Tax Amount" means the portion of the Hypothetical Income Tax Amount (as defined in the LLC Agreement as in effect on the Issue Date) allocated to the members of Arch Western, other than Arch Coal or any of its Affiliates.

         "Tax Distribution" means a distribution in respect of taxes pursuant to clause (e) of the second paragraph of Section 4.08 of this Indenture.

         "TIA" means the United States Trust Indenture Act of 1939 as in effect on the date hereof; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.

         "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means the successor.

         "Trust Officer" means, when used with respect to the Trustee, any vice president, assistant vice president, assistant treasurer or trust officer within the Corporate Trust Division of the Trustee (or any successor unit, department or division of the Trustee) located at the Corporate Trust Office of the Trustee who has direct responsibility for the administration of this Indenture and, for the purposes of Sections 7.01(c)(ii) and the second sentence of Section 6.01(b) shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

         "Unrestricted Subsidiary" means:

         (a) any Subsidiary of Arch Western that is designated after the Issue Date as an Unrestricted Subsidiary as permitted or required pursuant to the covenant described under Section 4.15 of this Indenture and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and

         (b)      any Subsidiary of an Unrestricted Subsidiary.

After the date upon which Arch Western and its Restricted Subsidiaries cease to be subject to the Specified Covenants, all Unrestricted Subsidiaries shall be Restricted Subsidiaries.

         "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

         "Voting Stock" of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

         "Wholly Owned Restricted Subsidiary" of a Person means, at any time, a Restricted Subsidiary all the Voting Stock of which (except directors' qualifying shares) is at such time owned, directly or indirectly, by such Person and its other Wholly Owned Subsidiaries.

                  SECTION 1.02.     Other Definitions.

                          Term                                           Defined in Section
---------------------------------------------------------                ------------------
"Additional Notes.......................................                        Recitals
"Affiliate Transaction..................................                            4.10
"Allocable Excess Proceeds..............................                            4.09
"Authorized Agent"......................................                           12.09
"Change of Control Offer"...............................                         4.11(a)
"Change of Control Purchase Price"......................                         4.11(a)
"Defaulted Interest"....................................                            2.12
"Event of Default"......................................                         6.01(a)
"Excess Proceeds".......................................                         4.09(b)
"Exchange Global Note"..................................                         2.01(b)
"Global Notes"..........................................                        2.01 (c)
"incorporated provision"................................                           12.01
"Notes".................................................                        Recitals
"Notice of Default......................................                    6.01(a)(iii)
"Obligations"...........................................                        10.01(a)
"Original Notes"........................................                        Recitals
"Participants"..........................................                        2.01 (c)
"Paying Agent"..........................................                            2.03
"Permitted Debt"........................................                            4.06
"Prepayment Offer.......................................                            4.09
"Recovery Currency".....................................                           12.15
"Registrar".............................................                            2.03
"Regulation S Global Note"..............................                        2.01 (c)
"Restricted Global Note"................................                        2.01 (c)
"Security Register".....................................                            2.03
"Transfer Agent"........................................                            2.03

                  SECTION 1.03. Incorporation by Reference of Trust Indenture Act. The mandatory provisions of the TIA that are required to be a part of and govern indentures qualified under the TIA are incorporated by reference in and are a part of this Indenture, whether or not this Indenture is so qualified. The following TIA terms have the following meanings as used in this Indenture:

         "Commission" means the SEC.

         "indenture securities" means the Notes.

         "indenture securities holder" means a Holder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the "indenture securities" means the Issuer and the Guarantors.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings assigned to them by such definitions.

                  SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

                  (i)      a term has the meaning assigned to it;

                  (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (iii)    "or" is not exclusive;

                  (iv) "including" or "include" means including or include without limitation;

                  (v) words in the singular include the plural and words in the plural include the singular;

                  (vi)     "interest" shall include Special Interest, if any;

                  (vii) unsecured or unguaranteed Debt shall not be deemed to be subordinate or junior to secured or guaranteed Debt merely by virtue of its nature as unsecured or unguaranteed Debt;

                  (viii) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, clause or other subdivision

                  (ix) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statements of the Company;

                  (x) "$," "U.S. Dollars" and "United States Dollars" each refer to United States dollars, or such other money of the United States that at the time of payment is legal tender for payment of public and private debts; and

                  (xi) whenever in this Indenture there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Special Interest to the extent that, in such context, Special Interest is, was or would be payable in respect thereof.

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

                                   ARTICLE TWO
                                    THE NOTES

                  SECTION 2.01. The Notes. (a) The Trustee shall initially authenticate Notes for original issue on the Issue Date in an aggregate principal amount of $700,000,000 upon a written order of the Issuer in the form of an Officers' Certificate of the Company (other than as provided in Section 2.07). The Company may, as long as permitted under this Indenture, issue and the Trustee shall authenticate (1) the Exchange Notes and (2) Additional Notes after the Issue Date in unlimited amount for original issue upon a written order of the Company in the form of an Officers' Certificate in aggregate principal amount as specified in such order. Each such written order shall specify the amount of Notes to be authenticated and the date on which such Notes are to be authenticated.

         (b) Form and Dating. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Notes may have notations, legends or endorsements required by law, the rules of any securities exchange or usage. The Issuer shall approve the form of the Notes. Each Note shall be dated the date of its authentication. The terms and provisions contained in the form of the Notes shall constitute and are hereby expressly made a part of this Indenture. The Notes shall be issued only in registered form without coupons and only in minimum denominations of $1,000 in principal amount and any integral multiples of $1,000 in excess thereof.

         (c) Global Notes. Notes offered and sold to QIBs in reliance on Rule 144A as provided in the Purchase Agreement shall be issued initially in the form of one or more Global Notes substantially in the form of Exhibit A hereto, with such applicable legends as are provided in Exhibit A hereto, except as otherwise permitted herein (the "Restricted Global Note"), which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Depositary, and registered in the name of the Depositary or its nominee, as the case may be, duly executed by the Issuer and authenticated by the Trustee (or its agent in accordance with Section 2.02) as hereinafter provided. The aggregate principal amount of the Restricted Global Note may from time to time be increased or decreased by adjustments made by the Registrar on Schedule A to the Restricted Global Note and recorded in the Security Register, as hereinafter provided. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Global Notes substantially in the form of Exhibit A hereto, with such applicable legends as are provided in Exhibit A hereto, except as otherwise permitted herein (the "Regulation S Global Note"), which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Depositary, and registered in the name of the Depositary or its nominee, as the case may be, duly executed by the Issuer and authenticated by the Trustee (or an authenticating agent appointed by the Trustee in accordance with Section 2.02) as hereinafter provided. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made by the Registrar on Schedule A to the Regulation S Global Note and recorded in the Security Register, as hereinafter provided.

         If and when issued, Exchange Notes offered to Holders, as provided in the Registration Rights Agreement, shall be issued initially in the form of one or more Global Notes substantially in the form of Exhibit A hereto, with such applicable omissions and legends as are provided in

Exhibit A hereto, except as otherwise permitted herein (the "Exchange Global Note"), which shall be deposited on behalf of the Holders of the Exchange Notes represented thereby with the Depositary, and registered in the name of the Depositary or its nominee, as the case may be, duly executed by the Issuer and authenticated by the Trustee (or an authenticating agent appointed by the Trustee in accordance with Section 2.02) as hereinafter provided. The aggregate principal amount of the Exchange Global Note may from time to time be increased or decreased by adjustments made by the Registrar on Schedule A to the Exchange Global Note and recorded in the Security Register, as hereinafter provided.

         Upon the transfer, exchange or replacement of any Original Note remaining outstanding after the consummation of an Exchange Offer, the Registrar shall deliver such new Original Note only in global form, subject to Section 2.10, and such new Original Note shall continue to bear the applicable legends set forth in Exhibit A hereto. In the case of a Restricted Global Note, such legends shall include the private placement legend unless (x) the appropriate period referred to in Rule 144(k) under the Securities Act has elapsed or (y) there is delivered to the Registrar an opinion of counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the Securities Act.

         Upon the transfer, exchange or replacement of any Note pursuant to a Shelf Registration Statement, the Registrar shall deliver such new Note only in global form, subject to Section 2.10, and such new Note shall continue to bear the applicable legends set forth in Exhibit A hereto; provided, however, that such new Note shall not be required to bear the private placement legend set forth in Exhibit A hereto. Beneficial interests in any such new Note shall be reflected in the Exchange Global Note.

         (d) Book-Entry Provisions. This Section 2.01(d) shall apply to the Restricted Global Note, the Regulation S Global Note, and, if and when issued, the Exchange Global Note (collectively, the "Global Notes") deposited with or on behalf of the Depositary.

         Members of, or participants and account holders in, DTC ("Participants") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or by the Trustee or any custodian of the Depositary or under such Global Note, and the Depositary or its nominee may be treated by the Issuer, a Guarantor, the Trustee and any agent of the Issuer, a Guarantor or the Trustee as the sole owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, a Guarantor, the Trustee or any agent of the Issuer, a Guarantor or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and their Participants, the operation of customary practices of such persons governing the exercise of the rights of a Holder of a beneficial interest in any Global Note.

         Subject to the provisions of Section 2.10(b), the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action that a Holder is entitled to take under this Indenture or the Notes.

         Except as provided in Section 2.10, owners of a beneficial interest in Global Notes will not be entitled to receive physical delivery of certificated Notes.

                  SECTION 2.02. Execution and Authentication. An authorized officer shall sign the Notes for the Issuer by manual or facsimile signature.

         If an authorized officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

         A Note shall not be valid or obligatory for any purpose until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         Pursuant to an Issuer Order, the Issuer shall execute and the Trustee shall authenticate (a) Original Notes for original issue up to an aggregate principal amount of $700,000,000, (b) Additional Notes subject to compliance at the time of issuance of such Additional Notes with the provisions of this Indenture in an unlimited amount and Exchange Notes for issue only in an Exchange Offer, pursuant to the Registration Rights Agreement, for Notes up to an aggregate principal amount of Original Notes and Additional Notes exchanged in such Exchange Offer.

         The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Notes. Unless limited by the terms of such appointment, any such authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by any such agent. An authenticating agent has the same rights as any Registrar, co-Registrar Transfer Agent or Paying Agent to deal with the Issuer or an Affiliate of the Issuer.

         The Trustee shall have the right to decline to authenticate and deliver any Notes under this Section 2.02 if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.

                  SECTION 2.03. Registrar, Transfer Agent and Paying Agent. The Issuer shall maintain an office or agency for the registration of the Notes and of their transfer or exchange (the "Registrar"), an office or agency where Notes may be transferred or exchanged (the "Transfer Agent"), an office or agency where the Notes may be presented for payment (the "Paying Agent") and an office or agency where notices or demands to or upon the Issuer in respect of the Notes may be served. The Issuer may appoint one or more Transfer Agents, one or more co-Registrars and one or more additional Paying Agents.

         The Issuer shall maintain a Transfer Agent and Paying Agent in New York, New York. The Issuer any or its Affiliates may act as Transfer Agent, Registrar, co-Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes; provided, however, that neither the Issuer nor any of its Affiliates shall act as Paying Agent for the purposes of Articles Three and Eight and Sections 4.09 and 4.11.

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

         The Issuer hereby appoints the office of The Bank of New York in the Borough of Manhattan located at the address set forth in Section 13.02(a) as Registrar and as Transfer Agent and Paying Agent.

         Subject to any applicable laws and regulations, the Issuer shall cause the Registrar to keep a register (the "Security Register") at its corporate trust office in which, subject to such reasonable regulations it may prescribe, the Issuer shall provide for the registration of ownership, exchange, and transfer of the Notes. Such registration in the Security Register shall be conclusive evidence of the ownership of Notes. Included in the books and records for the Notes shall be notations as to whether such Notes have been paid, exchanged or transferred, canceled, lost, stolen, mutilated or destroyed and whether such Notes have been replaced. In the case of the replacement of any of the Notes, the Registrar shall keep a record of the Note so replaced and the
Note issued in replacement thereof. In the case of the cancellation of any of the Notes, the Registrar shall keep a record of the Note so canceled and the date on which such Note was canceled.

         The Issuer shall enter into an appropriate agency agreement with any Paying Agent or co-Registrar not a party to this Indenture, which, following the effectiveness of a Registration Statement pursuant to the Registration Rights Agreement, shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07 of this Indenture.

                  SECTION 2.04. Paying Agent to Hold Money in Trust. Not later than 10:00 am (New York time) on each due date of the principal, premium, if any, and interest on any Notes, the Issuer shall deposit with the Paying Agent money in immediately available funds sufficient to pay such principal, premium, if any, and interest so becoming due on the due date for payment under the Notes. The Issuer shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes (whether such money has been paid to it by the Issuer or any other obligor on the Notes), and such Paying Agent shall promptly notify the Trustee of any default by the Issuer (or any other obligor on the Notes) in making any such payment. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Issuer or any Affiliate of the Issuer acts as Paying Agent, it will, on or before each due date of any principal, premium, if any, or interest on the Notes, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such principal, premium, if any, or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee of its action or failure to act.

                  SECTION 2.05. Holder Lists and Registration Rights Agreements. (a) The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee, in writing no later than the Record Date for each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such Record Date as the Trustee may reasonably require of the names and addresses of Holders, including the aggregate principal amount of Notes held by each Holder.

         (b) The Trustee shall maintain copies of the Registration Rights Agreement available for inspection by Holders during normal business hours at its Corporate Trust Office for so long as there are Notes outstanding that are subject to registration under the Registration Rights Agreement.

                  SECTION 2.06. Transfer and Exchange. (a) Where Notes are presented to the Registrar or a co-Registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange in accordance with the requirements of this Section 2.06. To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denominations and of a like aggregate principal amount, at the Registrar's request. No service charge shall be made for any registration of transfer or exchange of Notes (except as otherwise expressly permitted herein), but the Issuer may require payment of a sum sufficient to cover any agency fee or similar charge payable in connection with any such registration of transfer or exchange of Notes (other than any agency fee or similar charge payable upon exchanges pursuant to Sections 2.10,
3.08 or 9.05) or in accordance with an Excess Proceeds Offer pursuant to Section
4.09 or Change of Control Offer pursuant to Section 4.11, not involving a transfer.

         Upon presentation for exchange or transfer of any Note as permitted by the terms of this Indenture and by any legend appearing on such Note, such Note shall be exchanged or transferred upon the Security Register and one or more new Notes shall be authenticated and issued in the name of the Holder (in the case of exchanges only) or the transferee, as the case may be. No exchange or transfer of a Note shall be effective under this Indenture unless and until such Note has been registered in the name of such Person in the Security Register. Furthermore, the exchange or transfer of any Note shall not be effective under this Indenture unless the request for such exchange or transfer is made by the Holder or by a duly authorized attorney-in-fact at the office of the Registrar.

         Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer or the Registrar) be duly endorsed, or be accompanied by a written instrument or transfer, in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

         All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

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

         In the event that the Issuer delivers to the Trustee a copy of an Officers' Certificate certifying that a registration statement under the Securities Act with respect to the Exchange Offer, or a Shelf Registration Statement, as the case may be, has been declared effective by the SEC, and that the Issuer has offered Exchange Notes to the Holders in accordance with the Exchange Offer or that Notes have been offered pursuant to such Shelf Registration Statement, the Trustee shall exchange or issue upon transfer, as the case may be, upon request of any Holder, such Holder's Notes for (i) in the case of an Exchange Offer, Exchange Notes upon the terms set forth in the Exchange Offer or (ii) in the case of a transfer pursuant to a Shelf Registration Statement, Notes that comply with the requirements applicable following such a transfer as set forth in Section 2.01(c).

         The Issuer shall not be required (i) to issue, register the transfer of, or exchange any Note during a period beginning at the opening of 15 Business Days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 3.02 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

         (b) Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Note, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with Section 2.01(d), Section 2.06(a) and this Section 2.06(b); provided, however, that a beneficial interest in a Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note in accordance with the transfer restrictions set forth in the restricted Note legend on the Note, if any.

                  (i) Except for transfers or exchanges made in accordance with any of clauses (ii), (iii), (iv) or (v) of this Section 2.06(b), transfers of a Global Note shall be limited to transfers of such Global
         Note in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

                  (ii) Restricted Global Note to Regulation S Global Note. If the Holder of a beneficial interest in the Restricted Global Note at any time wishes to exchange its interest in such Restricted Global Note for an interest in the Regulation S Global Note, or to transfer its interest in such Restricted Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Note, such transfer or exchange may be effected, only in accordance with this clause (ii) and the rules and procedures of the Depositary. Upon receipt by the Registrar from the Transfer Agent of
         (A) instructions directing the Registrar to credit or cause to be credited an interest in the Regulation S Global Note in a specified principal amount and to cause to be debited an interest in the Restricted Global Note in such specified principal amount, and (B) a certificate in the form of Exhibit B attached hereto given by the Holder of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and (x) pursuant to and in accordance with Regulation S or (y) that the Note being transferred is being transferred in a transaction permitted by Rule 144, then the Registrar shall instruct the Depositary to reduce or cause to be reduced the principal amount of the Restricted Global Note and to increase or cause to be increased the principal amount of the Regulation S Global Note by the aggregate principal amount of the interest in the Restricted Global Note to be exchanged.

                  (iii) Regulation S Global Note to Restricted Global Note. If the Holder of a beneficial interest in the Regulation S Global Note at any time wishes to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Note, such transfer may be effected only in accordance with this clause (iii) and the rules and procedures of the Depositary. Upon receipt by the Registrar from the Transfer Agent of
         (A) instructions directing the Registrar to credit or cause to be credited an interest in the Restricted Global Note in a specified principal amount and to cause to be debited an interest in the Regulation S Global Note in such specified principal amount, and (B) a certificate in the form of Exhibit C attached hereto given by the Holder of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and stating that (x) the Person transferring such Interest reasonably believes that the Person acquiring such interest is a QIB and is obtaining such interest in a transaction meeting the requirements of Rule 144A and any applicable securities laws of any state of the United States or (y) that the Person transferring such interest is relying on an exemption other than Rule 144A from the registration requirements of the Securities Act and, in such circumstances, such Opinion of Counsel as the Issuer or the Trustee may reasonably request to ensure that the requested transfer or exchange is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Registrar shall instruct the Depositary to reduce or cause to be reduced the principal amount of the Regulation S Global Note and to increase or cause to be increased the principal amount of the Restricted Global Note by the aggregate principal amount of the interest in the Regulation S Global Note to be exchanged or transferred.

                  (iv) Restricted Global Note to Exchange Global Note. Following the earlier of the consummation of the Exchange Offer or the transfer of a Note pursuant to a Shelf Registration Statement that results in beneficial interests in such Note being reflected in the Exchange Global Note, if the Holder of a beneficial interest in the Restricted Global Note at any time wishes to exchange its interest in such Restricted Global Note for an interest in the Exchange Global Note, or to transfer its interest in such Restricted Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Note, such transfer or exchange, if not effected pursuant to Section 2.06(a) may be effected only in accordance with this clause (iv) and the rules and procedures of the Depositary. Upon receipt by the Registrar from the Transfer Agent of
         (A) instructions directing the Registrar to credit or cause to be credited an interest in the Exchange Global Note in a specified principal amount and to cause to be debited an interest in the Restricted Global Note in such specified principal amount, and (B) a certificate in the form of Exhibit B attached hereto given by the Holder of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and (x) pursuant to and in accordance with Regulation S or (y) that the Note being transferred is being transferred in a transaction permitted by Rule 144, then the Registrar shall instruct the Depositary to reduce or cause to be reduced the principal amount of the Restricted Global Note and to increase or cause to be increased the principal amount of the Regulation S Global Note by the aggregate principal amount of the interest in the Restricted Global Note to be exchanged or transferred.

                  (v) Regulation S Global Note to Exchange Global Note. Following the earlier of the consummation of the Exchange Offer or the transfer of a Note pursuant to a Shelf Registration Statement that results in beneficial interests in such Note being reflected in the Exchange Global Note, if the Holder of a beneficial interest in the Regulation S Global Note at any time wishes to exchange its interest in such Regulation S Global Note for an interest in the Exchange Global Note, or to transfer its interest in such Regulation S Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Exchange Global Note, such transfer or exchange, if not effected pursuant to an Exchange Offer or a Shelf Registration Statement in accordance with Section 2.06(a) may be effected only in accordance with this clause (v) and the rules and procedures of the Depositary. Upon receipt by the Registrar from the Transfer Agent of instructions directing the Registrar to credit or cause to be credited an interest in the Exchange Global Note in a specified principal amount and to cause to be debited an interest in the Regulation S Global Note in such specified principal amount, then the Registrar shall instruct the Depositary to reduce or cause to be reduced the principal amount of the Regulation S Global Note and to increase or cause to be increased the principal amount of the Exchange Global Note by the aggregate principal amount of the interest in the Regulation S Global Note to be exchanged or transferred.

                  (vi) Global Notes to Certificated Notes. In the event that a Global Note is exchanged for Notes in certificated, registered form pursuant to Section 2.10, the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of clauses (ii) and (iii) above (including the certification requirements intended to ensure that such transfers comply with Rule 144A or Regulation S under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuer and the Trustee.

         (c) Except in connection with an Exchange Offer or a Shelf Registration Statement contemplated by and in accordance with the terms of the Registration Rights Agreement, if Notes are issued upon the transfer, exchange or replacement of Notes bearing the restricted Notes legends set forth in Exhibit A hereto, the Notes so issued shall bear the restricted Notes legends, and a request to remove such restricted Notes legends from Notes will not be honored unless there is delivered to the Issuer such satisfactory evidence, which may include an Opinion of Counsel licensed to practice law in the State of New York, as may be reasonably required by the Issuer, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144(k) under the Securities Act. Upon provision of such satisfactory evidence, the Trustee, at the direction of the Issuer, shall authenticate and deliver Notes that do not bear the legend.

         (d) The Trustee shall have no responsibility for any actions taken or not taken by the Depositary, for any Depositary records or beneficial ownership interests or for any transactions between the Depositary and any Agent Member or between or among the Depositary, a participant and/or any holder or owner of a beneficial interest in a Global Note.

         (e) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Notes (including any transfers between or among the Depositary's participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation, including delivery of Opinions of Counsel, as is expressly required by, and to do so if and when expressly required by, the terms of this Indenture and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  SECTION 2.07. Replacement Notes. If a mutilated certificated Note is surrendered to the Registrar or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note in such form as the Note mutilated, lost, destroyed or wrongfully taken if the Holder satisfies any other reasonable requirements of the Trustee or the Issuer. If required by the Trustee or the Issuer, such Holder shall furnish an indemnity or indemnity bond sufficient in the judgment of the Issuer and the Trustee to protect the Issuer, the Trustee, the Paying Agent, the Transfer Agent, the Registrar and any co-Registrar, and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Note.

         Every replacement Note shall be an additional obligation of the Issuer.

                  SECTION 2.08. Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section
2.08 as not outstanding. A Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

         If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the Note which has been replaced is held by a bona fide purchaser.

         If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date or maturity date money sufficient to pay all principal, premium, if any, interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

                  SECTION 2.09. Notes Held by Issuer. In determining whether the Holders of the required principal amount of Notes have concurred in any direction or consent or any amendment, modification or other change to this Indenture, Notes owned by the Issuer or by an Affiliate of the Issuer shall be disregarded and treated as if they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture,

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

only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Notes and that the pledgee is not the Issuer or an Affiliate of the Issuer.

                  SECTION 2.10. Certificated Notes. (a) A Global Note deposited with the Depositary or other custodian for the Depositary pursuant to
Section 2.01 shall be transferred to the beneficial owners thereof in the form of certificated Notes only if such transfer complies with Section 2.06 and (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as the Depositary for such Global Note, or if at any time the Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Issuer within 90 days of such notice, or (ii) the Issuer, at its option, executes and delivers to the Trustee a notice that such Global Note be so transferable, registrable and exchangeable, or (iii) an Event of Default, or an event which after notice or lapse of time or both would be an Event of Default, has occurred and is continuing with respect to the Notes or (iv) the issuance of such certificated Notes is necessary in order for a Holder or beneficial owner to present its Note or Notes to a Paying Agent in order to avoid any tax that is imposed on or with respect to a payment made to such Holder or beneficial owner. Notice of any such transfer shall be given by the Issuer in accordance with the provisions of Section 12.02(a).

         (b) Any Global Note that is transferable to the beneficial owners thereof in the form of certificated Notes pursuant to this Section 2.10 shall be surrendered by the Depositary to the Transfer Agent, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount at maturity of Notes of authorized denominations in the form of certificated Notes. Any portion of a Global Note transferred or exchanged pursuant to this Section 2.10 shall be executed, authenticated and delivered only in registered form in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Subject to the foregoing, a Global Note is not exchangeable except for a Global Note of like denomination to be registered in the name of the Depositary or its nominee. In the event that a Global Note becomes exchangeable for certificated Notes, payment of principal, premium, if any, and interest on the certificated Notes will be payable, and the transfer of the certificated Notes will be registrable, at the office or agency of the Issuer maintained for such purposes in accordance with Section 2.03. Such certificated Notes shall bear the applicable legends set forth in Exhibit A hereto.

         (c) In the event of the occurrence of any of the events specified in Section 2.10(a), the Issuer will promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form without interest coupons.

                  SECTION 2.11. Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, in accordance with its customary procedures, and no one else shall cancel (subject to the record retention requirements of the Exchange Act and the Trustee's retention policy) all Notes surrendered for registration of transfer, exchange, payment or cancellation and dispose of such cancelled Notes in its customary manner. Except as otherwise provided in this Indenture the

Issuer may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.

                  SECTION 2.12.     Defaulted Interest. Any interest on any
Note that is payable, but is not punctually paid or duly provided for, on the dates and in the manner provided in the Notes and this Indenture (all such interest herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in clause (a) or (b) below:

         (a) The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer may deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest; or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. In addition, the Issuer shall fix a special Record Date for the payment of such Defaulted Interest, such date to be not more than 15 days and not less than 10 days prior to the proposed payment date and not less than 15 days after the receipt by the Trustee of the notice of the proposed payment date. The Issuer shall promptly but, in any event, not less than 15 days prior to the special Record Date, notify the Trustee of such special Record Date and, in the name and at the expense of the Issuer, the Trustee shall cause notice of the proposed payment date of such Defaulted Interest and the special Record Date therefor to be mailed first-class, postage prepaid to each Holder as such Holder's address appears in the Security Register, not less than 10 days prior to such special Record Date. Notice of the proposed payment date of such Defaulted Interest and the special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes are registered at the close of business on such special Record Date and shall no longer be payable pursuant to clause (b) below.

         (b) The Issuer may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment date pursuant to this clause, such manner of payment shall be deemed reasonably practicable.

         Subject to the foregoing provisions of this Section 2.12, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

                  SECTION 2.13. Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

                  SECTION 2.14. CUSIP, ISIN and Common Code Numbers. The Issuer in issuing the Notes may use CUSIP, ISIN and Common Code numbers (if then generally in use), and, if so, the Trustee shall use CUSIP, ISIN and Common Code numbers, as appropriate, in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers or codes either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee of any change in the CUSIP, ISIN or Common Code numbers.

                  SECTION 2.15. Issuance of Additional Notes and Exchange Notes. The Issuer may, subject to Section 4.06 of this Indenture, issue Additional Notes under this Indenture in accordance with the procedures of
Section 2.02. The Original Notes issued on the date of this Indenture and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture.

                                  ARTICLE THREE
                         REDEMPTION; OFFERS TO PURCHASE

                  SECTION 3.01. Optional Redemption. Except as set forth in the next paragraph, the Notes will not be redeemable at the option of the Issuer prior to July 1, 2008. Starting on that date, the Issuer may redeem all or any portion of the Notes, at once or over time, after giving the required notice under this Indenture. The Notes may be redeemed at the redemption prices set forth below, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant interest payment date). The following prices are for Notes redeemed during the 12-month period commencing on July 1, 2008 of the years set forth below, and are expressed as percentages of principal amount:

                                                                                              REDEMPTION
                                                                                              ----------
    YEAR                                                                                        PRICE
    ----                                                                                        -----
2008.....................................................................................      103.375%
2009.....................................................................................      102.250%
2010.....................................................................................      101.125%
2011 and thereafter......................................................................      100.000%

         In addition, at any time and from time to time, prior to July 1, 2006, the Issuer may redeem up to a maximum of 35% of the original aggregate principal amount of the Notes (calculated giving effect to any issuance of Additional Notes) with the proceeds of one or more Public Equity Offerings, at a redemption price equal to 106.750% of the principal amount thereof, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the Notes (calculated giving effect to any issuance of Additional Notes) remains outstanding (excluding Notes held by Arch Coal or any of its Subsidiaries). Any such redemption shall be made within 75 days of such Public Equity Offering upon not less than 30 nor more than 60 days' prior notice.

         Any redemption pursuant to this Section 3.01 shall be made pursuant to the provisions of this Article Three.

                  SECTION 3.02. Notices to Trustee. If the Issuer elects to redeem Notes pursuant to Section 3.01, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the paragraph of the Notes pursuant to which the redemption will occur.

         The Issuer shall give each notice to the Trustee provided for in this
Section 3.02 in writing at least 45 days before the date notice is mailed to the Holders pursuant to Section 3.04 unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate from the Issuer to the effect that such redemption will comply with the conditions herein. If fewer than all the Notes are to be redeemed, the Record Date relating to such redemption shall be selected by the Issuer and given to the Trustee, which Record Date shall be not less than 15 days after the date of notice to the Trustee.

         Except as otherwise provided herein, no notice or communication to the Trustee shall be deemed effectively given unless it is actually received by a Trust Officer at its Corporate Trust Office.

                  SECTION 3.03. Selection of Notes to be Redeemed. If less than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed in compliance with the requirements, as certified to it by the Issuer, of the principal national securities exchange or automated quotation system, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange or automated quotation system, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $1,000.

         The Trustee shall make the selection from the Notes outstanding and not previously called for redemption. The Trustee may select for redemption portions equal to $1,000 in principal amount or any integral multiple thereof. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Issuer and the Registrar promptly in writing of the Notes or portions of Notes to be called for redemption.

                  SECTION 3.04. Notice of Redemption. (a) At least 30 days but not more than 60 days before a date for redemption of Notes, the Issuer shall mail a notice of redemption by first-class mail to each Holder to be redeemed and shall comply with the provisions of Section 13.02(b).

         (b) The notice shall identify the Notes to be redeemed (including CUSIP, ISIN and Common Code numbers) and shall state:

                  (i)      the Redemption Date;

                  (ii) the Redemption Price and the amount of accrued interest, if any to be paid;

                  (iii)    the name and address of the Paying Agent;

                  (iv) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

                  (v) that, if any Note is being redeemed in part, the portion of the principal amount (equal to $1,000 in principal amount or any integral multiple thereof) of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be reissued;

                  (vi) that, if any Note contains a CUSIP, ISIN or Common Code number, no representation is being made as to the correctness of such CUSIP, ISIN or Common Code number either as printed on the Notes or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes;

                  (vii) that, unless the Issuer defaults in making such redemption payment, interest on the Notes (or portion thereof) called for redemption shall cease to accrue on and after the Redemption Date; and

                  (viii) the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed.

         At the Issuer's written request, the Trustee shall give a notice of redemption in the Issuer's name and at the Issuer's expense. In such event, the Issuer shall provide the Trustee with the notice and the other information required by this Section 3.04.

                  SECTION 3.05. Effect of Notice of Redemption. Once a notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice. Upon surrender of any Notes to the Paying Agent, such Notes shall be paid at the Redemption Price stated in the notice, plus accrued interest, if any, to the Redemption Date. In any event, failure to give such notice, or any defect therein, shall not effect the validity of the proceedings for the redemption of Notes held by Holders to whom such notice was properly given.

         Notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Notes held by Holders to whom such notice was properly given.

                  SECTION 3.06. Deposit of Redemption Price. On or prior to any Redemption Date, the Issuer shall deposit or cause to be deposited with the Paying Agent a sum in same day funds sufficient to pay the Redemption Price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption that have previously been delivered by the Issuer to the Trustee for cancellation. The Paying Agent shall return to the Issuer any money so deposited that is not required for that purpose.

                  SECTION 3.07. Payment of Notes Called for Redemption. If notice of redemption has been given in the manner provided above, the Notes or portion of Notes specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued interest to such Redemption Date, and on and after such date (unless the Issuer shall default in the payment of such Notes at the Redemption Price and accrued interest to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Notes), such Notes shall cease to accrue interest. Upon surrender of any Note for redemption in accordance with a notice of redemption, such Note shall be paid and redeemed by the Issuer at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Record Date.

                  SECTION 3.08. Notes Redeemed in Part. (a) Upon surrender of a Global Note that is redeemed in part, the Paying Agent shall forward such Global Note to the Trustee who shall make a notation on the Security Register to reduce the principal amount of such Global Note to an amount equal to the unredeemed portion of the Global Note surrendered; provided, however, that each such Global Note shall be in a principal amount at final Stated Maturity of $1,000 or an integral multiple thereof.

         (b) Upon surrender and cancellation of a certificated Note that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder (at the Issuer's expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered and canceled; provided, however, that each such certificated Note shall be in a principal amount at final Stated Maturity of $1,000 or an integral multiple thereof.

                                  ARTICLE FOUR
                                    COVENANTS

                  SECTION 4.01. Payment of Notes. Each of the Issuer and the Guarantors covenants and agrees for the benefit of the Holders that it shall duly and punctually pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent (other than the Issuer or any of its Affiliates) holds, in accordance with this Indenture, money sufficient to pay all principal, premium, if any, and interest then due. If the Issuer or any of its Affiliates acts as Paying Agent, principal, premium, if any, and interest shall be considered paid on the due date if the entity acting as Paying Agent complies with Section 2.04.

         Each of the Issuer or the Guarantors shall pay interest on overdue principal at the rate specified therefor in the Notes. The Issuer or the Guarantors shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                  SECTION 4.02. Corporate Existence. Subject to Article Five, the Issuer and each Restricted Subsidiary shall do or cause to be done all things necessary to preserve and keep in full force and effect their corporate, partnership, limited liability company or other existence and the rights (charter and statutory), licenses and franchises of Arch Western and each Restricted Subsidiary; provided, however, that Arch Western shall not be required to preserve any such right, licence or franchise if the Board of Directors of Arch Western shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and the Restricted Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

                  SECTION 4.03. Maintenance of Properties. Arch Western shall cause all properties owned by it or any of its Subsidiaries or used or held for use in the conduct of its business or the business of Arch Western or any of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as, in the judgment of Arch Western, may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.03 shall prevent Arch Western from discontinuing the maintenance of any such properties if such discontinuance is, in the judgment of Arch Western, desirable in the conduct of the business of Arch Western and its Subsidiaries as a whole and not disadvantageous in any material respect to the Holders.

                  SECTION 4.04. Insurance. Arch Western shall maintain, and shall cause its Subsidiaries to maintain, insurance with carriers believed by Arch Western to be responsible, against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and coinsurance provisions, as Arch Western believes are customarily carried by businesses similarly situated and owning like properties, including as appropriate general liability, property and casualty loss and interruption of business insurance.

                  SECTION 4.05. Statement as to Compliance. (a) The Issuer shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that in the course of the performance by the signer of its duties as an officer of the Issuer he would normally have knowledge of any Default and whether or not the signer knows of any Default that occurred during such period and if any specifying such Default, its status and what action the Issuer is taking or proposed to take with respect thereto. For purposes of this Section 4.05(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

                  The Issuer shall comply with TIA Section 314(a)(4) The Issuer's delivery to the Trustee of the reports, information and documents required by said Section 314(a)(4) is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates)..

         (b) When any Default has occurred and is continuing under this Indenture, or if the trustee of, or the holder of, any other evidence of Debt of Arch Western or any Subsidiary outstanding in a principal amount of $25,000,000 or more gives any notice stating that it is a Notice of Default or takes any other action to accelerate such Debt or enforce any Note therefor, the Issuer shall deliver to the Trustee within five Business Days by registered or certified mail or facsimile transmission an Officers' Certificate specifying such event, notice or other action, its status and what action the Issuer is taking or proposes to take with respect thereto.

                  SECTION 4.06. Limitation on Debt. The Issuer shall not Incur any Debt other than the Notes and any Additional Notes. Arch Western shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Debt unless, after giving effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and either:

                  (1) such Debt is Debt of Arch Western or a Subsidiary Guarantor and, after giving effect to the Incurrence of such Debt and the application of the proceeds thereof, Consolidated Interest Coverage Ratio of Arch Western would be at least 2.0 to 1.0, or

                  (2)      such Debt is Permitted Debt.

         The term "Permitted Debt" is defined to include the following:

         (a) Debt of the Issuer evidenced by the Notes (not including any Additional Notes) issued in this offering and the Exchange Notes issued in exchange for such Notes and the Note Guarantees thereof;

         (b) Debt of Arch Western or a Restricted Subsidiary in respect of Capital Lease Obligations and Purchase Money Debt; provided that:

                  (i) the aggregate principal amount of such Debt does not exceed the Fair Market Value (on the date of the Incurrence thereof) of the Property acquired, constructed or leased, and

                  (ii) the aggregate principal amount of all Debt Incurred and then outstanding pursuant to this clause (b) (together with all Permitted Refinancing Debt Incurred and then outstanding in respect of Debt previously Incurred pursuant to this clause (b)) does not exceed, at any one time outstanding, 5% of Consolidated Net Tangible Assets;

         (c) Debt of Arch Western owing to and held by any Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by Arch Western or any Restricted Subsidiary; provided, however, that (1) any subsequent issue or transfer of Capital Stock or other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Debt (except to Arch Western or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof and (2) if a Guarantor is the obligor on such Debt, such Debt is subordinated in right of payment to the Note Guarantee of such Guarantor;

         (d) Debt under Interest Rate Agreements entered into by Arch Western or a Restricted Subsidiary for the purpose of managing interest rate risk in the ordinary course of the financial management of Arch Western or such Restricted Subsidiary and not for speculative purposes, provided that the obligations under such agreements are directly related to payment obligations on Debt otherwise permitted by the terms of this covenant;

         (e) Debt under Currency Exchange Protection Agreements entered into by Arch Western or a Restricted Subsidiary for the purpose of managing currency exchange rate risks directly related to transactions entered into by Arch Western or such Restricted Subsidiary in the ordinary course of business and not for speculative purposes;

         (f) Debt under Commodity Price Protection Agreements entered into by Arch Western or a Restricted Subsidiary in the ordinary course of the financial management of Arch Western or such Restricted Subsidiary and not for speculative purposes;

         (g) Debt in connection with one or more standby letters of credit or performance or surety bonds or completion guarantees issued by Arch Western or a Restricted Subsidiary in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

         (h) Debt of Arch Western or a Restricted Subsidiary outstanding on the Issue Date not otherwise described in clauses (a) through (g) above;

         (i) other Debt of Arch Western or any Subsidiary Guarantor in an aggregate principal amount outstanding at any one time not to exceed $100,000,000;

         (j) Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to clause (1) of the first paragraph of this Section 4.06 and clauses (b) and (h) above; and

         (k) Debt consisting of installment payment obligations to the federal government in connection with the acquisition of coal leases in the ordinary course of business and consistent with past practices.

         Notwithstanding anything to the contrary contained in this Section
4.06;

                  (i) Arch Western shall not permit any Restricted Subsidiary that is not a Guarantor to Incur any Debt pursuant to this
         Section 4.06 if the proceeds thereof are used, directly or indirectly, to Refinance any Debt of any Guarantor; and

                  (ii) accrual of interest, accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Debt, will be deemed not to be an Incurrence of Debt for purposes of this covenant.

         For purposes of determining compliance with this Section 4.06 in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (j) above or is entitled to be incurred pursuant to clause (1) of the first paragraph of this Section 4.06, Arch Western shall, in its sole discretion, classify such item of Debt in any manner that complies with this Section 4.06.

                  SECTION 4.07. Limitation on Liens. Arch Western shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist, any Lien on the Arch Coal Notes, except for the Liens securing the Notes and Additional Notes and Liens described in clause (k) of the definition of Permitted Liens.

         Arch Western shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens) upon any of its Property (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, unless it has made or will make effective provision whereby the Notes or any Note Guarantee will be secured by such Lien equally and ratably with (or, if such other Debt constitutes Subordinated Obligations, prior to) all other Debt of Arch Western or any Restricted Subsidiary secured by such Lien for so long as such other Debt is secured by such Lien.

                  SECTION 4.08. Limitation on Restricted Payments. Arch Western shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment,

         (a) a Default or Event of Default shall have occurred and be continuing,

         (b) Arch Western could not Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of Section 4.06 of this Indenture,

         (c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value at the time of such Restricted Payment) would exceed an amount equal to the sum of:

                  (i) 50% of the aggregate amount of Consolidated Net Income of Arch Western accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or if the aggregate amount of Consolidated Net Income of Arch Western for such period shall be a deficit, minus 100% of such deficit), plus

                  (ii)     100% of the Capital Stock Sale Proceeds, plus

                  (iii)    the sum of:

                           (1) the aggregate net cash proceeds received by Arch Western or any Restricted Subsidiary from the issuance or sale after the Issue Date of convertible or exchangeable Debt that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of Arch Western, and

                           (2) the aggregate amount by which Debt (other than Subordinated Obligations) of Arch Western or any Restricted Subsidiary is reduced on Arch Western's consolidated balance sheet on or after the Issue Date upon the conversion or exchange of any Debt issued or sold on or prior to the Issue Date that is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of Arch Western, excluding, in the case of clause (1) or (2):

                  (x) any such Debt issued or sold to Arch Western or a Subsidiary of Arch Western or an employee stock ownership plan or trust established by Arch Coal or any such Subsidiary for the benefit of their employees, and

                  (y) the aggregate amount of any cash or other Property distributed by Arch Western or any Restricted Subsidiary upon any such conversion or exchange;

         plus

                  (iv)     an amount equal to the sum of:

                           (B) the net reduction in Investments in any Person other than Arch Western or a Restricted Subsidiary resulting from dividends, repayments of loans or advances or other transfers of Property, in each case to Arch Western or any Restricted Subsidiary from such Person, and

                           (C) the portion (proportionate to Arch Western's equity interest in such Unrestricted Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary of Arch Western at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary;

         provided, however, that the foregoing sum shall not exceed, in the case of any Person, the amount of Investments previously made (and treated as a Restricted Payment) by Arch Western or any Restricted Subsidiary in such Person.

         Notwithstanding the foregoing limitation, Arch Western may:

         (a) pay dividends on its Capital Stock within 60 days of the declaration thereof if, on the declaration date, such dividends could have been paid in compliance with this Indenture; provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

         (b) purchase, repurchase, redeem, legally defease, acquire or retire for value Capital Stock of Arch Western or Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of Arch Western (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of Arch Coal or an employee stock ownership plan or trust established by Arch Coal or any such Subsidiary for the benefit of their employees); provided, however, that

                  (i) such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments and

                  (ii) the Capital Stock Sale Proceeds from such exchange or sale shall be excluded from the calculation pursuant to clause (c)(ii) above;

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

         (c) purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt; provided, however, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments;

         (d) repurchase shares of, or options to purchase shares of, common stock of Arch Western or any of its Subsidiaries from current or former officers, directors or employees of Arch Western or any of its Subsidiaries (or permitted transferees of such current or former officers, directors or employees), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such common stock; provided, however, that: (1) the aggregate amount of such repurchases shall not exceed $2,500,000 in any calendar year and (2) at the time of such repurchase, no other Default or Event of Default shall have occurred and be continuing (or result therefrom); provided further, however, that such repurchases shall be included in the calculation of the amount of Restricted Payments;

         (e) so long as no Default or Event of Default has occurred and is continuing and Arch Western is a limited liability company, make distributions to the ARCO Member (as defined in the LLC Agreement), with respect to any period after March 31, 2003, not to exceed the Tax Amount allocated to such member under the LLC Agreement for such period; provided, however, that such distributions shall be included in the calculation of the amount of Restricted Payments;

         (f) so long as no Default or Event of Default has occurred and is continuing, make distributions of the Preferred Return (as defined in the LLC Agreement) to the ARCO Member (as defined in the LLC Agreement) pursuant to the LLC Agreement in effect on the Issue Date; provided, however, that such distribution shall be included in the calculation of the amount of Restricted Payments; and

         (g) so long as (i) no Default or Event of Default has occurred and is continuing and (ii) Arch Western could incur at least $1.00 of additional Debt pursuant to clause (l) of the first paragraph of Section 4.06 of this Indenture make loans or advances in cash to Arch Coal out of Available Cash as of the date of such loan or advance; provided, however, that such loans or advances shall be included in the calculation of the amount of Restricted Payments.

         Notwithstanding the prior two paragraphs, any Restricted Payment to, or Permitted Investments in, Arch Coal or any of its Affiliates (other than Arch Western or a Restricted Subsidiary) shall be in the form of a loan for cash which shall be evidenced by Arch Coal Notes that are immediately pledged to the Trustee on behalf of the Holders.

                  SECTION 4.09. Limitation on Asset Sales. Arch Western shall not, and shall not permit any Restricted Subsidiary, to, directly or indirectly, sell, transfer or otherwise dispose of (including by means of a merger, consolidation or similar transaction) any shares of Capital Stock of the Issuer, Arch Western Notes or the Arch Coal Notes. Arch Western shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

         (a) Arch Western or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale;

         (b) at least 75% of the consideration paid to Arch Western or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash or Cash Equivalents or the assumption by the purchaser of liabilities of Arch Western or any Restricted Subsidiary (other than contingent liabilities or liabilities that are by their terms subordinated to the Notes) as a result of which Arch Western and the Restricted Subsidiaries are no longer obligated with respect to such liabilities; and

         (c) Arch Western delivers an Officers' Certificate to the Trustee certifying that such Asset Sale complies with the foregoing clauses (a) and (b).

         The Net Available Cash (or any portion thereof) from Asset Sales may be applied by Arch Western or a Restricted Subsidiary to the extent Arch Western or such Restricted Subsidiary elects (or is required by the terms of any Debt) to:

         (a) Repay any Debt of Arch Western or such Restricted Subsidiary (other than Subordinated Obligations); or

         (b) reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by Arch Western or another Restricted Subsidiary).

         Any Net Available Cash from an Asset Sale (other than an Asset Sale consisting of all of the Capital Stock of Canyon Fuel or Mountain Coal Company, L.L.C.) not applied in accordance with the preceding paragraph within 365 days from the date of the receipt of such Net Available Cash or that is not segregated from the general funds of Arch Western for investment in identified Additional Assets in respect of a project that shall have been commenced, and for which binding contractual commitments have been entered into, prior to the end of such 365-day period and that shall not have been completed or abandoned shall constitute "Excess Proceeds;" provided, however, that the amount of any Net Available Cash that ceases to be so segregated as contemplated above and any Net Available Cash that is segregated in respect of a project that is abandoned or completed shall also constitute "Excess Proceeds" at the time any such Net Available Cash ceases to be so segregated or at the time the relevant project is so abandoned or completed, as applicable; provided further, however, that the amount of any Net Available Cash that continues to be segregated for investment and that is not actually reinvested within twenty-four months from the date of the receipt of such Net Available Cash shall also constitute "Excess Proceeds." Any Net Available Cash from an Asset Sale consisting of all of the Capital Stock of Canyon Fuel or Mountain Coal Company, L.L.C. not applied in accordance with the preceding paragraph within 365 days from the date of the receipt of such Net Available Cash shall be segregated from the general funds of Arch Western and invested in cash or Cash Equivalents pending application in accordance with the preceding paragraph.

         When the aggregate amount of Excess Proceeds (including income earned on such Excess Proceeds) exceeds $20,000,000, the Issuer will be required to make an offer to repurchase (the "Prepayment Offer") the Notes, which offer shall be in the amount of the Allocable Excess Proceeds (rounded to the nearest $1,000), on a pro rata basis according to principal amount, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the repurchase date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all Holders of Notes have been given the opportunity to tender their Notes for repurchase in accordance with this Indenture, Arch Western or such Restricted Subsidiary may use such remaining amount for any purpose permitted by this Indenture, and the amount of Excess Proceeds will be reset to zero.

         The term "Allocable Excess Proceeds" shall mean the product of:

         (a)      the Excess Proceeds and

         (b)      a fraction,

                  (i) the numerator of which is the aggregate principal amount of the Notes outstanding on the date of the Prepayment Offer, and

                  (ii) the denominator of which is the sum of the aggregate principal amount of the Notes outstanding on the date of the Prepayment Offer and the aggregate principal amount of other Debt of Arch Western outstanding on the date of the Prepayment Offer that is pari passu in right of payment with the Arch Western Guarantee and subject to terms and conditions in respect of Asset Sales similar in all material respects to this covenant and requiring Arch Western to make an offer to repurchase such Debt at substantially the same time as the Prepayment Offer.

         Within five business days after the Issuer is obligated to make a Prepayment Offer as described in the preceding paragraph, the Issuer shall send a written notice, by first-class mail, to the Holders of Notes, accompanied by such information regarding Arch Western and its Subsidiaries as the Issuer in good faith believes will enable such Holders to make an informed decision with respect to such Prepayment Offer. Such notice shall state, among other things, the purchase price and the repurchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed.

         The Issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

                  SECTION 4.10. Limitation on Transactions with Affiliates. Arch Western shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of Arch Western (an "Affiliate Transaction"), unless:

         (a)      the terms of such Affiliate Transaction are:

                  (1)      set forth in writing,

                  (2) in the best interest of Arch Western or such Restricted Subsidiary, as the case may be, and

                  (3) no less favorable to Arch Western or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of Arch Western,

         (b) if such Affiliate Transaction involves aggregate payments or value in excess of $5,000,000, the Board of Directors (including at least a majority of the disinterested members of the Board of Directors) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clauses (a)(2) and (3) of this paragraph as evidenced by a Board Resolution promptly delivered to the Trustee; provided, however, if there are no disinterested members of the Board of Directors, Arch Western shall receive a written opinion from an Independent Financial Advisor described in clause (c) below, and

         (c) if such Affiliate Transaction involves aggregate payments or value in excess of $25,000,000, Arch Western obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to Arch Western and its Restricted Subsidiaries.

         Notwithstanding the foregoing limitation, Arch Western or any Restricted Subsidiary may enter into or suffer to exist the following:

         (a) any transaction or series of transactions between Arch Western and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries in the ordinary course of business, provided that no more than 5% of the total voting power of the Voting Stock (on a fully diluted basis) of any such Restricted Subsidiary is owned by an Affiliate of Arch Western (other than a Restricted Subsidiary);

         (b) any Restricted Payment (other than an Investment) permitted to be made pursuant to the first paragraph of Section 4.08 of this Indenture;

         (c) the payment of compensation (including amounts paid pursuant to employee benefit plans) for the personal services of officers, directors and employees of Arch Western or any of its Restricted Subsidiaries, so long as the Board of Directors in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation to be fair consideration therefor;

         (d) loans and advances to employees made in the ordinary course of business permitted by law and consistent with the past practices of Arch Western or such Restricted Subsidiary, as the case may be, provided that such loans and advances do not exceed $2,500,000 in the aggregate at any one time outstanding;

         (e) agreements in effect on the Issue Date and described in the offering memorandum dated June 19, 2003, and any modifications, extensions or renewals thereto that are no less favorable to Arch Western or any Restricted Subsidiary than such agreements as in effect on the Issue Date; and

         (f)      the Arch Coal Notes.

                  SECTION 4.11. Change of Control. Upon the occurrence of a Change of Control, each holder of Notes shall have the right to require the Issuer to repurchase all or any part of such holder's Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the repurchase date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant interest payment date). If the repurchase date is after a Record Date and on or before the relevant interest payment date, the accrued and unpaid interest, if any, will be paid to the person or entity in whose name the Note is registered at the close of business on that Record Date, and no additional interest will be payable to Holders whose Notes shall be subject to redemption.

         Within 30 days following any Change of Control, the Issuer shall:

         (a) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States; and

         (b) send, by first-class mail, with a copy to the Trustee, to each holder of Notes, at such holder's address appearing in the Security Register, a notice stating:

                  (i) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to this Section 4.11 of the Indenture and that all Notes timely tendered will be accepted for payment;

                  (ii) the Change of Control Purchase Price and the repurchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed;

                  (iii) the circumstances and relevant facts regarding the Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to the Change of Control); and

                  (iv) the procedures that Holders of Notes must follow in order to tender their Notes (or portions thereof) for payment, and the procedures that Holders of Notes must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

         The Issuer will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

         The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of such compliance.

                  SECTION 4.12. Limitation on Sale and Leaseback Transactions. Arch Western shall not, and shall not permit any of its Restricted Subsidies to, enter into any Sale and Leaseback Transaction with respect to any Property unless:

         (a) Arch Western or such Restricted Subsidiary would be entitled to:

                  (i) Incur Debt in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to
         Section 4.06 of this Indenture and

                  (ii) create a Lien on such Property securing such Attributable Debt without also securing the Notes or the applicable Note Guarantee pursuant to Section 4.07 of this Indenture and

         (b) such Sale and Leaseback Transaction is effected in compliance with Section 4.09 of this Indenture.

                  SECTION 4.13. Guarantees by Restricted Subsidiaries. If the Company acquires or creates another Domestic Subsidiary after the Issue Date, then that newly acquired or created Subsidiary will become a Subsidiary Guarantor and execute a supplemental indenture within 10 days of the date on which it was created or acquired or became a Subsidiary; provided, however, that all Subsidiaries that have been properly designated as Unrestricted Subsidiaries in accordance with this Indenture for so long as they continue to constitute Unrestricted Subsidiaries will not have to become a Subsidiary Guarantor pursuant to this Section 4.13. In addition, Arch Western shall not permit any Restricted Subsidiary that is not a Guarantor, directly or indirectly, to Guarantee or secure the payment of any other Debt of Arch Western or any of its Restricted Subsidiaries unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Subsidiary Guarantee of the payment of the Notes by such Restricted Subsidiary; provided that this paragraph shall not be applicable to:

                  (i) any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary;

                  (ii) any Guarantee arising under or in connection with performance bonds, indemnity bonds, surety bonds or letters of credit or bankers' acceptances; or

                  (iii)    Permitted Liens.

         If the Guaranteed Debt is a Subordinated Obligation, the Guarantee of such Guaranteed Debt must be subordinated in right of payment to the Subsidiary Guarantee to at least the extent that the Guaranteed Debt is subordinated to the Notes, or the applicable Subsidiary Guarantee.

                  SECTION 4.14. Limitation on Restrictions on Distributions from Restricted Subsidiaries. Arch Western shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to:

         (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to Arch Western or any other Restricted Subsidiary,

         (b) make any loans or advances to Arch Western or any other Restricted Subsidiary, or

         (c) transfer any of its Property to Arch Western or any other Restricted Subsidiary.

         (d)      The foregoing limitations will not apply:

                  (i) with respect to clauses (a), (b) and (c), to restrictions:

                           (1) in effect on the Issue Date (including, without limitation, restrictions pursuant to the Notes and the Indenture);

                           (2) relating to Debt of a Restricted Subsidiary of Arch Western and existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by Arch Western, or

                           (3) that result from any amendment, restatement, renewal or replacement of an agreement referred to in clause
                  (1)(A) or (B) above or in clause (2)(A) or (B) below, provided such restrictions are not less favorable, taken as a whole, to the Holders of Notes than those under the agreement evidencing the Debt so Refinanced, and

                  (ii)     with respect to clause (c) only, to restrictions:

                           (1) relating to Debt that is permitted to be Incurred and secured without also securing the Notes pursuant to Section 4.06 and 4.07 of this Indenture that limit the right of the debtor to dispose of the Property securing such Debt,

                           (2) encumbering Property at the time such Property was acquired by Arch Western or any of its Restricted Subsidiaries, so long as such restrictions relate solely to the Property so acquired and were not created in connection with or in anticipation of such acquisition,

                           (3)      resulting from customary provisions
                  restricting subletting or assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder, or

                           (4) customary restrictions contained in asset sale agreements limiting the transfer of such Property pending the closing of such sale.

                  SECTION 4.15. Designation of Unrestricted and Restricted Subsidiaries. The Board of Directors of the Issuer may designate any Restricted Subsidiary (other than the Issuer) to be an Unrestricted Subsidiary if that designation (which would constitute an Investment in such Subsidiary) would not result in a breach of Section 4.08 of this Indenture or otherwise cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Arch Western and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation as set forth under the definition of "Investment" and will reduce the amount available for Restricted Payments under the first paragraph of Section 4.08 of this Indenture or Permitted Investments, as determined by Arch Western. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

         The Board of Directors may also designate any Subsidiary of Arch Western to be an Unrestricted Subsidiary if:

         (a) the Subsidiary to be so designated does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, Arch Western or any other Restricted Subsidiary and is not required to be a Guarantor pursuant to this Indenture, and

         (b)      either:

                  (i) the Subsidiary to be so designated has total assets of $1,000 or less, or

                  (ii) such designation is effective immediately upon such entity becoming a Subsidiary of Arch Western.

         Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of Arch Western will be classified as a Restricted Subsidiary; provided, however, that such Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if either of the requirements set forth in clauses (x) and (y) of the second immediately following paragraph will not be satisfied after giving pro forma effect to such classification or if such Person is a Subsidiary of an Unrestricted Subsidiary.

         In addition, neither Arch Western nor any of its Restricted Subsidiaries shall at any time be directly or indirectly liable for any Debt that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its Stated Maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary).

         The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation,

         (x) Arch Western could Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of Section 4.06 of this Indenture and

         (y) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

         Any such designation or redesignation by the Board of Directors will be evidenced by filing with the Trustee a Board Resolution giving effect to such designation or redesignation and an Officers' Certificate that:

         (a) certifies that such designation or redesignation complies with the foregoing provisions, and

         (b)      gives the effective date of such designation or redesignation,

such filing with the Trustee to occur within 45 days after the end of the fiscal quarter of Arch Western in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of Arch Western's fiscal year, within 90 days after the end of such fiscal year).

                  SECTION 4.16. Payment of Taxes and Other Claims. Arch Western and the Issuer will pay or discharge and shall cause each of the Subsidiaries to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (a) all material taxes, assessments and governmental charges levied or imposed upon (i) Arch Western, the Issuer or any such Subsidiary, (ii) the income or profits of any such Subsidiary which is a corporation or (iii) the property of Arch Western, the Issuer or any such Subsidiary and (b) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Issuer or any such Subsidiary; provided, however, that Arch Western and the Issuer shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

                  SECTION 4.17. Reports to Holders. Notwithstanding that Arch Coal or Arch Western may not be subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, Arch Coal and Arch Western shall file with the Commission and provide the

Trustee and Holders of Notes with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and reports to be so filed with the Commission and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that Arch Coal and Arch Western shall not be so obligated to file such information, documents and reports with the Commission if the Commission does not permit such filings; provided further, however, that Arch Coal and Arch Western will be required to provide to the Trustee and the Holders of Notes any such information, documents or reports that are not are so filed.

                  SECTION 4.18. Legal Existence. Subject to Article Five, Arch Western shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Restricted Subsidiary and the material rights (charter and statutory) and franchises of Arch Western and the Restricted Subsidiaries; provided that Arch Western shall not be required to preserve any such right, franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries if the preservation thereof is no longer desirable in the conduct of the business of Arch Western and its Restricted Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders.

                  SECTION 4.19. Waiver of Stay, Extension or Usury Laws. Arch Western, the Issuer and each of the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive any of Arch Western, the Issuer and the Subsidiary Guarantors from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes or the Note Guarantees as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) each of Arch Western, the Issuer and the Subsidiary Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                  SECTION 4.20. Further Instruments and Acts. Upon request of the Trustee (but without imposing any duty or obligation of any kind on the Trustee to make any such request), the Issuer and the Subsidiary Guarantors shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                  SECTION 4.21. Covenant Termination. Upon and after the first date that (a) the Notes have Investment Grade Ratings from both Ratings Agencies and (b) no Default has occurred and is continuing hereunder, Arch Western and its Restricted Subsidiaries will not be subject to the provisions of this Indenture described under Sections 4.06, 4.08, 4.09, 4.10, clause (a)(i) and (b) of Section 4.12, 4.14, 4.15 and clause (b)(iv) of Section 5.01 hereof.

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                                  ARTICLE FIVE
                     CONSOLIDATION, MERGER OR SALE OF ASSETS

                  SECTION 5.01. Consolidation, Merger or Sale of Assets. (a) The Issuer shall not merge, consolidate or amalgamate with or into any other Person. Arch Western shall not:

                  (i) consolidate with or merge with or into any Person (other than a merger of a Wholly Restricted Subsidiary of Arch Western into Arch Western); or

                  (ii) in a single transaction or through a series of transactions, sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or Persons, if such transaction or series of transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the Property of Arch Western to any other Person or Persons.

         (b)      Section (a) above shall not apply to Arch Western if:

                  (i) at the time and immediately after giving effect to any such consolidation, merger, transaction or series of transactions, either Arch Western shall be the Surviving Person or the Person (if other than Arch Western) formed by such consolidation or into which Arch Western is merged or the Person that acquires by sale, assignment, conveyance, transfer, lease or other disposition all or substantially all of Arch Western's Property:

                           (1) shall be a limited liability company or a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia; and

                           (2) expressly assumes (if other than Arch Western), by a supplemental indenture in form satisfactory to the Trustee, Arch Western's obligations under the Notes, this Indenture, the Arch Western Guarantee, the Security Documents and the Registration Rights Agreement, and the Notes, this Indenture, the Arch Western Guarantee, the Security Documents and the Registration Rights Agreement remain in full force and effect as so supplemented;

                  (ii) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

                  (iii) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis treating any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

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                  (iv)     immediately after giving effect to any such
         consolidation, merger, transaction or series of transactions on a pro forma basis (on the assumption that the transaction or series of transactions occurred on the first day of the four-quarter period immediately prior to the consummation of such transaction or series of transactions with the appropriate adjustments with respect to the transaction or series of transactions being included in such pro forma calculation), the Surviving Person could incur at least $1.00 of additional Debt (other than Permitted Debt) in accordance with Section
         4.06 hereto;

                  (v) at the time of and immediately after giving effect to any such consolidation, merger, transaction or series of transactions, Arch Western is able to make payments on the Notes without being obligated to deduct or withhold any taxes or duties of whatever nature levied by any jurisdiction in which Arch Western, any Guarantor, any Subsidiary or any Surviving Person is organized, engaged in business, resident for tax purposes or generally subject to tax on a net income basis or from or through which payment is made;

                  (vi) at the time of any such consolidation, merger, transaction or series of transactions, Arch Western or the Surviving Person shall have delivered to the Trustee, in form and substance satisfactory to the Trustee, an Officers' Certificate (attaching the authentic computations to demonstrate compliance with clause (iv) above) and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the requirements of this Indenture and that all conditions precedent therein relating to such transaction have been complied with and that this Indenture and the Guarantees constitute legal, valid and binding obligations of the continuing person, enforceable in accordance with their terms; and

                  (vii) Arch Western shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such transaction and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such consolidation, merger, transaction or series of transactions had not occurred.

         (c) Arch Western shall not permit any Subsidiary Guarantor to consolidate with or merge with or into any Person or sell, assign, transfer, convey or otherwise dispose of, all or substantially all of its Property, in one or more related transactions, to any Person unless Arch Western has delivered to the Trustee an Officers' Certificate and Opinion of Counsel stating that such consolidation, merger, transaction or series of transactions complies with the following conditions and each of the following conditions is satisfied:

                  (i) the other Person is Arch Western or any Wholly Owned Restricted Subsidiary that is a Subsidiary Guarantor or becomes a Subsidiary Guarantor concurrently with the transaction; or

                  (ii) (1) either (x) the Subsidiary Guarantor shall be the Surviving Person or (y) the entity formed by such consolidation or into which the Subsidiary Guarantor is

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         merged, expressly assumes, by a Guarantee or a supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such surviving Person the due and punctual performance and observance of all the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee; and

                           (2) the Surviving Person, if other than the Subsidiary Guarantor, is a corporation or limited liability company organized under the laws of the United States, any state thereof or the District of Columbia and immediately after giving effect to the transaction and any related Incurrence of Debt of, no Default or Event of Default shall have occurred and be continuing; or

                  (iii) the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of the Subsidiary Guarantor (in each case other than to another Subsidiary Guarantor) and at the time of such transaction after giving pro forma effect thereto, the provisions of clause (6)(iv) of this covenant would be satisfied, the transaction is otherwise permitted by this Indenture and the Subsidiary Guarantor is released from its Subsidiary Guarantee at the time of such transaction in accordance with this Indenture.

                  SECTION 5.02. Successor Substituted. Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of Arch Western in accordance with Section 5.01 of this Indenture, any Surviving Person formed by such consolidation or into which Arch Western is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, Arch Western under this Indenture (or of the Subsidiary Guarantor under the Subsidiary Guarantee, as the case may be) with the same effect as if such Surviving Person had been named as Arch Western (or such Subsidiary Guarantor) herein; provided, however, that Arch Western shall not be released from its obligation or covenants under this Indenture in the case of a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all the assets of Arch Western as an or virtually as an entirety) or a lease.

                                   ARTICLE SIX
                              DEFAULTS AND REMEDIES

                  SECTION 6.01. Events of Default. (a) "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (i) a default in the payment of any interest on any Note when it becomes due and payable, and such default shall continue for a period of 30 days; or

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                  (ii)     a default in the payment of the principal of (or
         premium, if any, on) any Note at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise; or

                  (iii) a default in the performance, or breach, of any covenant or agreement of Arch Western, the Issuer or any Guarantor under Sections 4.09 or 4.11 or Article Five; or

                  (iv) (A) a default in the performance, or breach, of any covenant or agreement of Arch Western, the Issuer or any Guarantor under this Indenture, the Note Guarantees or the Security Documents (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with elsewhere in this Section 6.01) and such default or breach shall continue for a period of 60 days after written notice (the "Notice of Default") has been given, by registered or certified mail, (x) to Arch Western or the Issuer by the Trustee or (y) to Arch Western or the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes; Arch Western shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event that with the giving of notice or the lapse of time or both would become an Event of Default, its status and what action is being taken or proposed to be taken with respect thereto; or

                  (v) a default under any Debt by Arch Western or any Restricted Subsidiary that results in acceleration of the maturity of such debt, or failure to pay any such Debt at maturity, in an aggregate amount greater than $25,000,000 or its foreign currency equivalent at the time; or

                  (vi) any judgment or judgments for the payment of money in an aggregate amount in excess of $25,000,000 (or its foreign currency equivalent at the time) that shall be rendered against Arch Western or any Restricted Subsidiary and that shall not be waived, satisfied or discharged for any period of 30 consecutive days during which a stay of enforcement shall not be in effect; or

                  (vii) the entry by a court of competent jurisdiction of (A) a decree or order for relief in respect of Arch Coal, Arch Western, the Issuer, any Guarantor or any other Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or
         (B) a decree or order adjudging Arch Coal, Arch Western, the Issuer, any Guarantor or any other Significant Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of Arch Coal, Arch Western, the Issuer, any Guarantor or any other Significant Subsidiary under any applicable law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Arch Coal, Arch Western, the Issuer, any Guarantor or any other Significant Subsidiary or of any substantial part of their respective properties or ordering the winding up or liquidation of their affairs, and any such decree, order or appointment pursuant to any Bankruptcy Law for relief shall continue to be in effect, or any such other decree, appointment or order shall be unstayed and in effect, for a period of 60 consecutive days; or

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                  (viii)   (A) Arch Coal, Arch Western, the Issuer, any
         Guarantor or any other Significant Subsidiary (x) commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent or (y) consents to the filing of a petition, application, answer or consent seeking reorganization or relief under any applicable Bankruptcy Law,
         (B) Arch Coal, Arch Western, the Issuer, any Guarantor or any other Significant Subsidiary consents to the entry of a decree or order for relief in respect of Arch Coal, Arch Western, the Issuer, any Guarantor or any other Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it or, (C) Arch Coal, Arch Western, the Issuer, any Guarantor or any other Significant Subsidiary (x) consents to the appointment of, or taking possession by, a custodian, receiver, liquidator, administrator, supervisor, assignee, trustee, sequestrator or similar official of Arch Coal, Arch Western, the Issuer, any Guarantor or any other Significant Subsidiary or of any substantial part of their respective properties,
         (y) makes an assignment for the benefit of creditors or (z) admits in writing its inability to pay its debts generally as they become due; or

                  (ix) any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under any Note Guarantee; or

                  (x) the legal impairment of the security interests under the Security Documents for any reason other than the satisfaction in full of all obligations under this Indenture and discharge of the Security Documents or any security interest created thereunder shall be declared invalid or unenforceable or Arch Western or any of its Subsidiaries asserting, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable.

         (b) If a Default or an Event of Default occurs and is continuing and is known to a Trust Officer of the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default within five business days after its occurrence. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, on the Notes or interest, if any, on any Note, the Trustee may withhold the notice to the Holders if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders. The Issuer shall also notify the Trustee within five Business Days of the occurrence of any Event of Default.

                  SECTION 6.02. Acceleration. (a) If an Event of Default with respect to the Notes (other than an Event of Default specified in Section 6.01(a)(vii) or (viii) above) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding by written notice to Arch Western or the Issuer (and to the Trustee if such notice is given by the Holders) may and the Trustee, upon the written request of such Holders shall, declare the principal amount of all of the outstanding Notes immediately due and payable, and upon any such declaration such principal amount in respect of the Notes shall become immediately due and payable.

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         (b)      If an Event of Default specified in Section 6.01(a)(vii) or
(viii) above occurs and is continuing, then the principal amount of all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

         (c) At any time after a declaration of acceleration under this Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to Arch Western or the Issuer and the Trustee, may waive all past Defaults and rescind and annul such declaration of acceleration and its consequences if:

                  (i) The Issuer or the Guarantors have paid or deposited with the Trustee a sum sufficient to pay:

                           (1) all overdue interest, if any, on all Notes then outstanding;

                           (2) all unpaid principal of and premium, if any, on any outstanding Notes that has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes;

                           (3) to the extent that payment of such interest is lawful, interest upon overdue interest, if any, at the rate borne by the Notes; and

                           (4) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

                  (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

                  (iii) all Events of Default, other than the non-payment of amounts of principal of, premium, if any, and interest, if any, on the Notes that has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.04.

         No such rescission shall affect any subsequent default or impair any right consequent thereon.

         (d) Notwithstanding Section 6.02(c) above, in the event of a declaration of acceleration in respect of the Notes because of an Event of Default specified in Section 6.01(a)(v) shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or the Holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, and written notice of such discharge or rescission, as the case may be, shall have been given to the Trustee by the Issuer and countersigned by the Holders of such Indebtedness or a trustee, fiduciary or agent for such Holders, within 30 days after such declaration of acceleration in respect of the Notes, and no other Event of Default has occurred during such 30-day period which has not been cured or waived during such period.

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         (e)      Subject to the Article Seven this Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the Holders of at least a majority in aggregate principal amount of the Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes.

         No holder of Notes will have any right to institute any proceeding with respect to this Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

                  (i) such holder has previously given to the Trustee written notice of a continuing Event of Default;

                  (ii) the registered Holders of at least 25% in aggregate principal amount of the Notes then outstanding have made a written request and offered reasonable indemnity to the Trustee to institute such proceeding as Trustee; and

                  (iii) the Trustee shall not have received from the registered Holders of at least a majority in aggregate principal amount of the Notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

However, such limitations do not apply to a suit instituted by a holder of any Note for enforcement of payment of the principal of, and premium, if any, or interest on, such Note on or after the respective due dates expressed in such Note.

                  SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

         All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

                  SECTION 6.04. Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the outstanding Notes may on behalf of the Holders of all the Notes waive any past Default hereunder and its consequences, except a Default:

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         (a)      in respect of the payment of the principal of (or premium, if any), or interest on, any Note, or

         (b) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

         Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

                  SECTION 6.05. Control by Majority. The Holders of not less than a majority in aggregate principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee under this Indenture; provided that:

         (a) the Trustee may refuse to follow any direction that conflicts with law, this Indenture or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction;

         (b) the Trustee may refuse to follow any direction that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; and

         (c) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

         Prior to taking or not taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

                  SECTION 6.06. Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

         (a) the Holder has previously given the Trustee written notice of a continuing Event of Default;

         (b) the Holders of at least 25% in aggregate principal amount of outstanding Notes shall have made a written request to the Trustee to pursue such remedy;

         (c) such Holder or Holders offer the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liability or expense;

         (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

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         (e)      during such 60-day period, the Holders of a majority in
aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

         The limitations in the foregoing provisions of this Section 6.06, however, do not apply to a suit instituted by a Holder for the enforcement of the payment of the principal of, premium, if any, or interest, if any, on such Note on or after the respective due dates expressed in such Note.

         A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over another Holder.

                  SECTION 6.07. Unconditional Right of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest, if any, on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  SECTION 6.08. Collection Suit by Trustee. The Issuer covenants that if default is made in the payment of:

         (a) any installment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

         (b) the principal of (or premium, if any, on) any Note at the Maturity thereof,

the Issuer shall, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any), and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the amounts provided for in Section 7.07 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         (c) If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon the Notes, wherever situated.

                  SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07) and the Holders allowed in any judicial proceedings relative to the Issuer or any Guarantor, their creditors or their property and, unless prohibited by law or

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applicable regulations, may vote on behalf of the Holders at their direction in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

         Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  SECTION 6.10. Application of Money Collected. If the Trustee collects any money or other property (or the same is distributed) pursuant to this Article Six, it shall pay out the money or property in the following order:

         FIRST: to the Trustee (including any predecessor Trustee)for amounts due under Section 7.07;

         SECOND: to Holders for amounts due and unpaid on the Notes for principal of, premium, if any, and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, if any, respectively; and

         THIRD: to the Issuer, any Guarantor or any other obligors of the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

         The Trustee may fix a Record Date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such Record Date, the Issuer shall mail to each Holder and the Trustee a notice that states the Record Date, the payment date and amount to be paid.

                  SECTION 6.11. Undertaking for Costs. A court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in the suit of an undertaking to pay the costs of such suit, and such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by Holders of more than 10% in aggregate principal amount of the outstanding Notes or to any suit by any Holder pursuant to Section 6.07.

                  SECTION 6.12. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, any Guarantor, the Trustee and the Holders shall be

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restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                  SECTION 6.13. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  SECTION 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                  SECTION 6.15. Record Date. The Issuer may set a Record Date for purposes of determining the identity of Holders entitled to vote or to consent to any action by vote or consent authorized or permitted by Sections 6.04, 6.05 and 12.04. Unless this Indenture provides otherwise, such Record Date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee pursuant to
Section 2.05 prior to such solicitation.

                  SECTION 6.16. Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE SEVEN
                                     TRUSTEE

                  SECTION 7.01. Duties of Trustee. (a) if an Event of Default has occurred and is continuing of which a Trust Officer of the Trustee has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

         (b) except during the continuance of an Event of Default of which a Trust Officer of the Trustee has actual knowledge: (i) the Trustee undertakes to perform such duties and only

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such duties as are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. In the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine same to determine whether they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

         (c) the Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (i)      this paragraph does not limit the effect of paragraph
         (b) of this Section 7.01;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05;

         (d) the Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer or any Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law;

         (e) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and

         (f) whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this
Section 7.01 and to the provisions of the TIA.

                  SECTION 7.02. Certain Rights of Trustee. (a) Subject to Section 7.01:

                  (i) the Trustee may rely, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person;

                  (ii) before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Section 13.05. The Trustee

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         shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

                  (iii) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care by it hereunder;

                  (iv) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

                  (v) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers, provided that the Trustee's conduct does not constitute negligence or bad faith;

                  (vi) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate; and

                  (vii) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer personally or by agent or attorney.

                  (viii) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including its capacity under the Note Pledge Agreement), and each agent, custodian and other Person employed to act hereunder and under the Note Pledge Agreement; and the permissive right of the Trustee to take any action under this Indenture or under any other agreement in connection herewith shall not be construed as a duty;

                  (ix) each Guarantor shall pay on demand to the Trustee any and all costs, fees and expenses (including without limitation, reasonable legal fees of counsel) incurred by the Trustee in enforcing any rights under any Guarantee;

                  (x) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;

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                  (xi)     the permissive right of the Trustee to take any
         action under this Indenture or under any other agreement in connection herewith shall not be construed as a duty;

                  (xii) unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer; and

                  (xiii) the trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (b) The Trustee may request that the Issuer deliver an Officers' Certificate setting forth the names of the individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

                  SECTION 7.03. Individual Rights of Trustee. The Trustee, any Paying Agent, any Registrar or any other agent of the Issuer or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Issuer with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

                  SECTION 7.04. Trustee's Disclaimer. The recitals contained herein and in the Notes, except for the Trustees certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and agrees that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Issuer will be true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Issuer of Notes or the proceeds thereof. It shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the issuance or sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

         Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution

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in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith.

         The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture, the Collateral Agency Agreement or the Security Documents by the Issuer, any secured creditors or secured creditors' representatives, or the Collateral Trustee or any collateral agent.

                  SECTION 7.05. Notice of Defaults. If any Default or any Event of Default occurs and is continuing and if such Default or Event of Default is known to the Trustee, the Trustee shall mail to each Holder in the manner and to the extent provided in TIA Section 313(c) notice of the Default or Event of Default within 45 days after it occurs, unless such Default or Event of Default has been cured; provided, however, that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as a committee of its Trust Officers in good faith determine that the withholding of such notice is in the interest of the Holders.

         The Trustee shall not be deemed to have knowledge of a Default unless a Trust Officer has actual knowledge of such Default or written notice of such Default has been received by the Trustee at its Corporate Trust Office in New York, New York, and such notice references the Notes and this Indenture

                  SECTION 7.06. Reports by Trustee to Holders. Within 60 days after January 1 of each year commencing with the first January 1 after the Issue Date, the Trustee shall transmit to the Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b) and (c).

         The Issuer shall promptly notify the Trustee whenever the Notes become listed on any securities exchange and of any delisting thereof and the Trustee shall comply with TIA Section 313(d).

                  SECTION 7.07. Compensation and Indemnity. The Issuer, failing which each Guarantor, shall pay to the Trustee such compensation as shall be agreed in writing for its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer, failing which each Guarantor, shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee's agents and counsel.

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         The Issuer, failing which each Guarantor, shall indemnify the Trustee
(in any of its capacities in connection with any of the transactions contemplated hereby, including, without limitation, under this Indenture or under the Note Pledge Agreement) and its officers, directors, employees and agents for, and hold it and them harmless from and against any and all loss, liability or expense (including attorneys' fees and expenses) incurred by it or any of them without willful misconduct or negligence on its part arising out of or in connection with the administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture including this Section 7.07 and of defending itself against any claim, whether asserted by the Issuer, the Guarantors, any Holder or any other Person). The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer or the Guarantors of their obligations hereunder or under the Note Pledge Agreement. The Issuer shall defend the claim and the Trustee shall cooperate in such defense. The Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent, which consent may not be unreasonably withheld. The Issuer shall not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct or negligence.

         To secure the Issuer's and each of the Guarantor's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes upon the Collateral and on all money or property held or collected by the Trustee, hereunder or under the Note Pledge Agreement, in its capacity as Trustee, except money or property held in trust to pay principal of, premium, if any, and interest on particular Notes.

         When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(a)(vii) or (viii) with respect to the Issuer, the Guarantors, or any Restricted Subsidiary, the expenses are intended to constitute expenses of administration under Bankruptcy Law.

         The Issuer's and each of the Guarantor's obligations under this Section 7.07, including the Lien and claim of the Trustee, and any claim arising hereunder shall survive the resignation or removal of any Trustee, the satisfaction and discharge of the Issuer's or Guarantor's obligations pursuant to Article Eight and any rejection or termination under any Bankruptcy Law, and the termination of this Indenture for any reason, and shall apply with equal force and effect to the Trustee in each of its capacities hereunder and each agent, custodian and other Person employed to act hereunder.

         "Trustee" for purposes of this Section 7.07 shall include any predecessor Trustee; provided, however, that the negligence or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

                  SECTION 7.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

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         The Trustee may resign at any time by so notifying the Issuer. The
Holders of a majority in outstanding principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer. The Issuer shall remove the Trustee if:

         (a)      the Trustee fails to comply with Section 7.10;

         (b)      the Trustee is adjudged bankrupt or insolvent;

         (c) a receiver or other public officer takes charge of the Trustee or its property; or

         (d)      the Trustee otherwise becomes incapable of acting.

         If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer. If the successor Trustee does not deliver its written acceptance required by the next succeeding paragraph of this Section 7.08 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of a majority in principal amount of the outstanding Notes may, at the expense of the Issuer, petition any court of competent jurisdiction for the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 25% in outstanding principal amount of the Notes may, at the Issuer's expense, petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Issuer.

         If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the retiring Trustee hereunder have been paid and subject to the lien provided for in Section
7.07. Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Issuer's and the Guarantors' obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                  SECTION 7.09. Successor Trustee by Merger. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be

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otherwise qualified and eligible under this Article Seven, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate
Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

                  SECTION 7.10. Eligibility: Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a)(1) and (5). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. No obligor upon the Notes or Person directly controlling, controlled by, or under common control with such obligor shall serve as trustee upon the Notes. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other notes of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

         For purposes of Section 310(b)(1) of the TIA and to the extent permitted thereby, the Trustee, in its capacity as trustee in respect of the Securities of any series, shall not be deemed to have a conflict of interest arising from its capacity as trustee in respect of the Securities of any other series.

         Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the second to last paragraph of
Section 310(b) of the TIA.

         If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.]

                  SECTION 7.11. Preferential Collection of Claims Against Issuer. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                  SECTION 7.12. Appointment of Co-Trustee. (a) It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture or the Agreement, and in particular in case of the enforcement thereof on default, or in the case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted or take any

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action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an individual or institution as a separate or co-trustee. The following provisions of this Section 7.12 are adopted to these ends.

         (b) In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and Lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and only to the extent that the Trustee by the laws of any jurisdiction is incapable of exercising such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

         (c) Should any instrument in writing from the Issuer be required by the separate or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer; provided, however, that if an Event of Default shall have occurred and be continuing, if the Issuer does not execute any such instrument within 15 days after request therefor, the Trustees shall be empowered as an attorney-in-fact for the Issuer to execute any such instrument in the Issuer's name and stead. In case any separate or co-trustee or a successor to either shall die, become incapable or acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate or co-trustee.

         (d) Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all rights and powers, conferred or imposed upon the Trustee shall be conferred or imposed upon and may be exercised or performed by such separate trustee or co-trustee; and

                  (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

         (e) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article Seven.

         (f) Any separate trustee or co-trustee may at any time appoint the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates,

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properties, rights, remedies and trusts shall vest in and be exercised by the
Trustee, to the extent permitted by law, without the appointment of a new or successors trustee.

                                 ARTICLE EIGHT
                     DEFEASANCE; SATISFACTION AND DISCHARGE

                  SECTION 8.01. Arch Western and the Issuer's Option to Effect Defeasance or Covenant Defeasance. Arch Western and the Issuer may, at their option by a resolution of the Boards of Directors, at any time, with respect to the Notes, elect to have either Section 8.02 or Section 8.03 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

                  SECTION 8.02. Defeasance and Discharge. Upon Arch Western's and the Issuer's exercise under Section 8.01 of the option applicable to this Section 8.02, Arch Western and the Issuer shall be deemed to have been discharged from its obligations with respect to the Notes on the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that Arch Western and the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and to have satisfied all its other obligations under the Notes and this Indenture (and the Trustee, at the expense of Arch Western and the Issuer, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Notes to receive, solely from the trust fund described in Section 8.08 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any, on) and interest on such Notes when such payments are due, (b) the provisions set forth at Section 8.06 below and (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder. Subject to compliance with this Article Eight, Arch Western and the Issuer may exercise its option under this
Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 below with respect to the Notes. If Arch Western and the Issuer exercise their legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default.

                  SECTION 8.03. Covenant Defeasance. Upon Arch Western's and the Issuer's exercise under Section 8.01 of the option applicable to this
Section 8.03, Arch Western and the Issuer shall be released from their respective obligations under any covenant contained in Sections 4.04 through 4.15, 4.17 (other than the covenant to comply with TIA Section 314(a) to the extent that such obligations thereunder cannot be terminated), 5.01(b)(iv) and 6.01((iv),(v),(vi) and (vii) (only with respect to Significant Subsidiaries)) with respect to the Notes on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"). For this purpose, such covenant defeasance means that, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

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                  SECTION 8.04.     Conditions to Defeasance. The legal
defeasance option or the covenant defeasance option may be exercised only if:

         (a) Arch Western or the Issuer irrevocably deposit in trust with the Trustee money or U.S. Government Obligations for the payment of principal of, premium, if any, and interest on the Notes to maturity or redemption, as the case may be;

         (b) Arch Western or the Issuer delivers to the Trustee a certificate from a nationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal, premium, if any, and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Notes to be defeased to maturity or redemption, as the case may be;

         (c) 123 days pass after the deposit is made, and during the 123-day period, no Default described in Section 6.01(vii) and (viii) occurs with respect to Arch Western or the Issuer or any other Person making such deposit which is continuing at the end of the period;

         (d) no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

         (e) such deposit does not constitute a default under any other agreement or instrument binding on Arch Western or any of its Restricted Subsidiaries;

         (f) Arch Western or the Issuer delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

         (g) in the case of the legal defeasance option, Arch Western or the Issuer delivers to the Trustee an Opinion of Counsel stating that:

                  (i) Arch Western or the Issuer has received from the Internal Revenue Service a ruling, or

                  (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance has not occurred;

         (h) in the case of the covenant defeasance option, Arch Western or the Issuer delivers to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

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         (i)      Arch Western or the Issuer delivers to the Trustee an
Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes have been complied with as required by this Article Eight.

                  SECTION 8.05. Satisfaction and Discharge of Indenture. This Indenture shall be discharged and shall cease to be of further effect as to all Notes issued thereunder when either:

         (a) all such Notes previously authenticated and delivered (other than lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money or securities has theretofore been deposited in trust and thereafter repaid to the Issuer, as provided in Section 8.07) have been delivered to the Trustee for cancellation; or

         (b) (i) all such Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable by reason of the making of a notice of redemption or otherwise or (B) will become due and payable within one year, (ii) the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount of U.S. Dollars or U.S. Government Obligations sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of any interest thereon, to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued and unpaid interest, to the date of Stated Maturity or redemption, as the case may be and (iii) the Issuer has delivered an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been complied with.

                  SECTION 8.06. Survival of Certain Obligations. Notwithstanding Sections 8.01 and 8.03, any obligations of the Issuer and the Guarantors in Sections 2.02 through 2.14, 6.07, 7.07, 7.08, and 8.07 through
8.09 shall survive until the Notes have been paid in full. Thereafter, any obligations of the Issuer and the Guarantors in Sections 7.07, 8.07 and 8.08 shall survive such satisfaction and discharge. Nothing contained in this Article Eight shall abrogate any of the obligations or duties of the Trustee under this Indenture.

                  SECTION 8.07. Acknowledgment of Discharge by Trustee. Subject to Section 8.09, after the conditions of Section 8.02 or 8.03 have been satisfied, the Trustee upon written request shall acknowledge in writing the discharge of all of the Issuer's obligations under this Indenture except for those surviving obligations specified in this Article Eight.

                  SECTION 8.08.     Application of Trust Money. Subject to
Section 8.09, the Trustee shall hold in trust cash in U.S. Dollars or U.S. Government Obligations deposited with it pursuant to this Article Eight. It shall apply the deposited cash or U.S. Dollars or U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, premium, if any, interest, on the Notes; but such money need not be segregated from other funds except to the extent required by law.

                  SECTION 8.09. Repayment to Issuer. Subject to Sections 7.07, and 8.01 through 8.04, the Trustee and the Paying Agent shall promptly pay to the Issuer upon request set

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forth in an Officers' Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal, premium, if any, that remains unclaimed for two years; provided that the Trustee or Paying Agent before being required to make any payment may cause to be published (a) in The Wall Street Journal or another leading newspaper in New York, New York, (b) through the newswire service of Bloomberg or, if Bloomberg does not then operate, any similar agency or mail to each Holder entitled to such money at such Holder's address (as set forth in the Security Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Issuer. After payment to the Issuer, Holders entitled to such money must look to the Issuer for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

                  SECTION 8.10. Indemnity for Government Securities. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal, premium, if any, interest, if any, received on such U.S. Government Obligations.

                  SECTION 8.11. Reinstatement. If the Trustee or Paying Agent is unable to apply cash in U.S. Dollars or U.S. Government Obligations in accordance with this Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's and the Guarantors' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eight until such time as the Trustee or any such Paying Agent is permitted to apply all such U.S. Government Obligations in accordance with this Article Eight; provided, however, that, if the Issuer has made any payment of principal of, premium, if any, and interest, if any, on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the cash in U.S. Dollars or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE NINE
                             AMENDMENTS AND WAIVERS

                  SECTION 9.01. Without Consent of Holders. Arch Western and the Issuer, when authorized by a resolution of the Board of Directors (as evidenced by the delivery of such resolution to the Trustee), any Guarantor and the Trustee may modify, amend or supplement this Indenture, any Guarantee or the Notes without notice to or consent of any Holder to:

         (a) cure any ambiguity, omission, defect or inconsistency in any manner that is not adverse in any material respect to any holder of the Notes,

         (b) provide for the assumption by a Surviving Person of the obligations of Arch Western under this Indenture,

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         (c)      provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the
Code),

         (d) add Note Guarantees with respect to the Notes or confirm and evidence the release, termination or discharge of any security or Note Guarantee when such release, termination or discharge is permitted by this Indenture,

         (e) secure the Notes, add to the covenants of the Issuer or Arch Western for the benefit of the Holders or surrender any right or power conferred upon the Issuer,

         (f) make any change that does not adversely affect the rights of any holder of the Notes,

         (g) comply with any requirement of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act, or

         (h) provide for the issuance of Additional Notes in accordance with this Indenture.

                  SECTION 9.02. With Consent of Holders. (a) Except as provided in Section 9.02(b) below and Section 6.04 and without prejudice to
Section 9.01, Arch Western, the Issuer and the Trustee may:

                  (i) amend this Indenture or the Notes, the Note Guarantees or the Security Documents, or

                  (ii) waive compliance by Arch Western and the Issuer with any provision of this Indenture or the Notes,

with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding including consents obtained in connection with a tender offer or in exchange for the Notes.

         (b) Without the consent of each Holder affected thereby, no amendment, modification, supplement or waiver, including a waiver pursuant to
Section 6.04 and an amendment, modification or supplement pursuant to Section 9.01, may:

                  (i) reduce the amount of Notes whose Holders must consent to an amendment or waiver,

                  (ii) reduce the rate of, or extend the time for payment of, interest on any Note,

                  (iii) reduce the principal of, or extend the Stated Maturity of, any Note,

                  (iv) make any Note payable in money other than that stated in the Note,

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                  (v)      impair the right of any Holder to receive payment of
         principal of, premium, if any, and interest, on, such holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes,

                  (vi) release any security interest that may have been granted in favor of the Holders other than pursuant to the terms of such security interest,

                  (vii) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed, pursuant to
         Section 3.01 of this Indenture

                  (viii) reduce the premium payable upon a Change of Control or, at any time after a Change of Control has occurred, change the time at which the Change of Control Offer relating thereto must be made or at which the Notes must be repurchased pursuant to such Change of Control Offer,

                  (ix) at any time after the Issuer is obligated to make a Prepayment Offer with the Excess Proceeds from Asset Sales, change the time at which such Prepayment Offer must be made or at which the Notes must be repurchased pursuant thereto,

                  (x) modify or change any provision of this Indenture affecting the ranking of the Notes or the Note Guarantees in a manner adverse to the Trustee or the Holders (it being understood that amendments or waivers of Security Documents or releases of Liens on the Arch Coal Notes do not relate to ranking), or

                  (xi) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture other than in accordance with the provisions of this Indenture, or amend or modify any provision relating to such release.

         The consent of the Holders is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment becomes effective, the Issuer shall mail to each registered holder of the Notes at such holder's address appearing in the Security Register a notice briefly describing such amendment. However, the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the amendment.

                  SECTION 9.03.     Compliance with Trust Indenture Act.
Every amendment, modification or supplement to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

                  SECTION 9.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article Nine, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                  SECTION 9.05. Notation on or Exchange of Notes. If an amendment, modification or supplement changes the terms of a Note, the Issuer or Trustee may require the

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Holder to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note and on any Note subsequently authenticated regarding the changed terms and return it to the Holder. Alternatively, if the Issuer so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, modification or supplement.

                  SECTION 9.06. Payment for Consent. Arch Western will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                  SECTION 9.07. Notice of Amendment or Waiver. Promptly after the execution by Arch Western, the Issuer and the Trustee of any supplemental indenture or waiver pursuant to the provisions of Section 9.02, Arch Western and the Issuer shall give notice thereof to the Holders of each outstanding Note affected, in the manner provided for in Section 13.02(b), setting forth in general terms the substance of such supplemental indenture or waiver.

                  SECTION 9.08. Trustee to Sign Supplemental Indentures. In executing any supplemental indenture, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive and shall be fully protected in relying upon, in addition to the documents required by Section 13.04, an Officers' Certificate and an Opinion of Counsel stating that such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent to the execution, delivery and performance of such supplemental indenture have been satisfied.

         The Trustee shall sign all supplemental indentures that comply with the requirements of this Indenture, except that the Trustee may, but need not, sign any supplemental indenture that adversely affects its rights.

                                   ARTICLE TEN
                                    GUARANTEE

                  SECTION 10.01. Note Guarantee. (a) Each Guarantor hereby fully and unconditionally guarantees, on an unsecured, senior, joint and several basis with each other Note Guarantee, to each Holder and to the Trustee and its successors and assigns on behalf of each Holder, the full payment of principal of, premium, if any, interest, if any, and all other monetary obligations of the Issuer under this Indenture and the Notes (including obligations to the Trustee) with respect to each Note authenticated and delivered by the Trustee or its agent pursuant to and in accordance with this Indenture, in accordance with the terms of this Indenture (all the foregoing being hereinafter collectively called the "Obligations"). Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this Article Ten

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notwithstanding any extension or renewal of any Obligation. All payments under such Guarantee will be made in U.S. Dollars.

         (b) Each Guarantor hereby agrees that its obligations hereunder shall be as if they were the principal debtor and not merely surety, unaffected by, and irrespective of, any validity, irregularity or unenforceability of any Note or this Indenture, any failure to enforce the provisions of any Note or this Indenture, any waiver, modification or indulgence granted to the Issuer with respect thereto by the Holders or the Trustee, or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor (except payment in full); provided, however, that, notwithstanding the foregoing, no such waiver, modification, indulgence or circumstance shall without the written consent of the Guarantor increase the principal amount of a Note or the interest rate thereon or change the currency of payment with respect to any Note, or alter the Stated Maturity thereof. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require that the Trustee pursue or exhaust its legal or equitable remedies against the Issuer prior to exercising its rights under the Guarantee (including, for the avoidance of doubt, any right which the Guarantor may have to require the seizure and sale of the assets of the Issuer to satisfy the outstanding principal of, interest on or any other amount payable under each Note prior to recourse against the Guarantor or its assets), protest or notice with respect to any Note or the Debt evidenced thereby and all demands whatsoever, and covenants that the Guarantee will not be discharged with respect to any Note except by payment in full of the principal thereof and interest thereon or as otherwise provided in this Indenture, including Section 10.03. If at any time any payment of principal of, premium, if any, and interest, if any, on such Note is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Issuer, the Guarantor's obligations hereunder with respect to such payment shall be reinstated as of the date of such rescission, restoration or returns as though such payment had become due but had not been made at such times.

         (c) The Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

                  SECTION 10.02. Subrogation. (a) The Guarantor shall be subrogated to all rights of the Holders against the Issuer in respect of any amounts paid to such Holders by the Guarantor pursuant to the provisions of its Guarantee.

         (b) The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations. The Guarantor further agrees that, as between themselves, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Section 6.02 for the purposes of their Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Section 6.02, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this
Section 10.02 subject to Section 10.01(c) above.

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                  SECTION 10.03.    Release of Subsidiary Guarantors. The
Guarantee of any Subsidiary Guarantor will be automatically and unconditionally released and discharged upon any of the following:

         (a) in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all the Capital Stock of any Subsidiary Guarantor to any Person that is not an Affiliate of Arch Western, such Subsidiary Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Available Cash from such sale or other disposition is applied in accordance with the applicable provisions of Section
4.09 of this Indenture;

         (b) upon the release or discharge of another Guarantee of a Subsidiary Guarantor that resulted in the creation of the Subsidiary Guarantee of such Subsidiary Guarantor, except a discharge or release by or as a result of payment under such other Guarantee pursuant to Section 4.13, such Subsidiary Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee; or

         (c) upon the designation of any Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture, such Subsidiary Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee;

and in each such case, prior to release and discharge or such Guarantee, Arch Western will have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with and that such release is authorized and permitted hereunder.

         The Trustee shall execute any documents reasonably requested by either Arch Western or a Subsidiary Guarantor in order to evidence the release of such Subsidiary Guarantor from its obligations under its Subsidiary Guarantee endorsed on the Notes and under this Article Ten.

                  SECTION 10.04. Additional Guarantors. Arch Western covenants and agrees that it shall cause any Person which becomes obligated to Guarantee the Notes, pursuant to the terms of Section 4.13, to execute a supplemental indenture and any other documentation requested by the Trustee satisfactory in form and substance to the Trustee in accordance with Section
4.13 pursuant to which such Restricted Subsidiary shall Guarantee the obligations of Arch Western under the Notes and this Indenture in accordance with this Article Ten with the same effect and to the same extent as if such Person had been named herein as a Subsidiary Guarantor.

                  SECTION 10.05. Limitation of Guarantee. The Guarantee is limited in an amount not to exceed the maximum amount that can be guaranteed by the Guarantor without rendering such Guarantee, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer of similar laws affecting the rights of the creditors generally.

                  SECTION 10.06. Notation Not Required. Neither the Issuer nor the Guarantor shall be required to make a notation on the Notes to reflect any Guarantee or any release, termination or discharge thereof.

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                  SECTION 10.07.    Successors and Assigns. This Article Ten
shall be binding upon the Guarantor and each of their successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assigns, all subject to the terms and conditions of this Indenture.

                  SECTION 10.08. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article Ten shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and are not exclusive of any other rights, remedies or benefits which either may have under this Article Ten at law, in equity, by statute or otherwise.

                  SECTION 10.09. Modification. No modification, amendment or waiver of any provision of this Article Ten, nor the consent to any departure by the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in the same, similar or other circumstance.

                                 ARTICLE ELEVEN
                               SECURITY DOCUMENTS

                  SECTION 11.01. Security Documents. The due and punctual payment of the principal of and interest on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption, special redemption or otherwise, and interest on the overdue principal of and interest on the Notes and performance of all other obligations of the Issuer and the Guarantors to the Holders or the Trustee under this Indenture and the Notes and the Subsidiary Guarantees, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents. Each Holder, by its acceptance of the Notes and the Note Guarantees, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and directs the Trustee (and, if the Trustee is not the Collateral Trustee, the Collateral Trustee) to enter into such Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. Arch Western shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Documents, to assure and confirm to the Trustee and any Collateral Trustee the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes and the Subsidiary Guarantees secured thereby, according to the intent and purposes herein and therein expressed. Arch Western shall take, and shall cause the Issuer and the Subsidiary Guarantors to take, any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the obligations of the Issuer and the Guarantors hereunder, (x) a valid and

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enforceable Lien on and security interest in all the Collateral in favor of the
Trustee for the benefit of itself and of the Holders, and (y) such Lien as a perfected Lien. Each of Arch Western and the Subsidiary Guarantors covenants and agrees that it shall execute, acknowledge and deliver to the Trustee (and, if the Trustee is not the Collateral Trustee, the Collateral Trustee) such further assignments, transfers, assurances or other instruments and shall do or cause to be done all such acts and things as may be necessary or proper to assure and confirm to the Trustee (and, if the Trustee is not the Collateral Trustee, the Collateral Trustee) its interest in the Collateral, or any part thereof, as from time to time constituted, and the right, title and interest in and to the Security Documents so as to render the same available for the security and benefit of this Indenture and of the Notes.

                  SECTION 11.02. Recording and Opinions. (a) Arch Western and, if applicable, the Issuer and the Subsidiary Guarantors shall take or cause to be taken all action required to perfect, maintain, preserve and protect the Lien on and security interest in the Collateral granted by the Security Documents (subject only to Liens permitted by the applicable Security Documents), including, without limitation, the filing of financing statements, continuation statements, mortgages and any instruments of further assurance, in such manner and in such places as may be required by law fully to preserve and protect the rights of the Holders, the Trustee (and, if the Trustee is not the Collateral Trustee, the Collateral Trustee) under this Indenture and the Security Documents to all property comprising the Collateral. The Issuer and the Guarantors shall from time to time promptly pay all financing, continuation statement and mortgage recording, registration and/or filing fees, charges and taxes relating to this Indenture and the Security Documents, any amendments thereto and any other instruments of further assurance required hereunder or pursuant to the Security Documents. The Trustee shall have no obligation to, nor shall it be responsible for any failure to, so register, file or record or otherwise perfect.

         (b)      Arch Western shall at all times comply with the provisions of
Section 314(b) of the TIA (including with respect to the Security Documents), whether or not the TIA is then applicable to the obligations of Arch Western and, if applicable, the Issuer and the Subsidiary Guarantors under this Indenture.

                  SECTION 11.03. Release of Collateral. (a) Collateral may (and, as applicable, shall) be released or substituted only in accordance with the terms of the Security Documents.

         (b) The release of any Collateral from the terms of this Indenture and the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Security Documents.

                  SECTION 11.04. Authorization of Actions To Be Taken by the Collateral Trustee Under the Security Documents. Subject to the provisions of Sections 7.01 and 7.02, the Trustee (and, if the Trustee is not the Collateral Trustee, the Collateral Trustee) may, in its sole discretion and without the consent of the Holders, on behalf of the Trustee and the Holders, take all actions it deems necessary or appropriate, and, if the Trustee is not the Collateral Trustee, the Trustee may, in its sole discretion and without the consent of the Holders, direct, on behalf of

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itself and the Holders, the Collateral Trustee to take all actions it deems necessary or appropriate, in order to, (a) enforce any of the terms of the Security Documents and (b) collect and receive any and all amounts payable in respect of the Obligations (as defined in the Note Pledge Agreement). Subject to the terms and conditions of the Security Documents, the Trustee (and, if the Trustee is not the Collateral Trustee, the Collateral Trustee) shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee (and, if the Trustee is not the Collateral Trustee, the Collateral Trustee) may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or to the Trustee or Collateral Trustee).

                  SECTION 11.05. Authorization of Receipt of Funds and Possessory Collateral Under the Security Documents. The Collateral Trustee is authorized to take custody of any instruments, including, without limitation, the Arch Coal Notes and other Possessory Collateral and to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture and the Security Documents.

                  SECTION 11.06. Termination of Security Interest. Upon the payment in full of all obligations of the Issuer under this Indenture, the Notes and the Security Documents, or upon legal or covenant defeasance, if the Trustee is not the Collateral Trustee, the Trustee shall, at the request of the Issuer, deliver a certificate to the Collateral Trustee stating that such obligations have been paid in full.

                  SECTION 11.07. Limitation on Duty of Trustee in respect of Collateral. Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for recording or filing or re-recording or re-filing any mortgage or financing or continuation statements or recording or re-recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Lien or security interest in any of the Collateral. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith.

         The Trustee makes no representations as to and shall not be responsible for the existence, genuineness, value or condition of any of the Collateral or as to the security afforded or intended to be afforded thereby, hereby or by any security agreement, or for the validity, perfection, priority or enforceability of the Liens or security interests in any of the Collateral created or intended to be created by any of the security agreements, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral, any security agreement or any agreement or assignment contained in any thereof, for the validity of the title of the Issuer or any of the Subsidiaries to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or the Note Pledge Agreement.

                                 ARTICLE TWELVE
                                HOLDERS' MEETINGS

                  SECTION 12.01. Purposes of Meetings. A meeting of the Holders may be called at any time pursuant to this Article Twelve for any of the following purposes:

         (a) to give any notice to Arch Western, the Issuer or any Guarantor or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to Article Nine;

         (b) to remove the Trustee and appoint a successor trustee pursuant to Article Seven; or

         (c) to consent to the execution of an indenture supplement pursuant to Section 9.02.

                  SECTION 12.02. Place of Meetings. Meetings of Holders may be held at such place or places as the Trustee or, in case of its failure to act, the Issuer, any Guarantor or the Holders calling the meeting, shall from time to time determine.

                  SECTION 12.03. Call and Notice of Meetings. (a) The Trustee may at any time (upon not less than 21 days' notice) call a meeting of Holders to be held at such time and at such place in New York, New York or in such other city as determined by the Trustee pursuant to Section 12.02. Notice of every meeting of Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed to each Holder and published in the manner contemplated by Section 13.02(b).

         (b) In case at any time the Issuer, pursuant to a resolution of the Board of Directors, or the Holders of at least 10% in aggregate principal amount at maturity of the Notes then outstanding, shall have requested the Trustee to call a meeting of the Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first giving of the notice of such meeting within 20 days after receipt of such request, then the Issuer or the Holders of Notes in the amount above specified may determine the time (not less than 21 days after notice is given) and the place in New York, New York or in such other city as determined by the Issuer or the Holders pursuant to Section 12.02 for such meeting and may call such meeting to take any action authorized in Section
12.01 by giving notice thereof as provided in Section 12.01(a).

                  SECTION 12.04. Voting at Meetings. To be entitled to vote at any meeting of Holders, a Person shall be (i) a Holder at the relevant Record Date set in accordance with Section 6.15 or (ii) a Person appointed by an instrument in writing as proxy for a Holder or Holders by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Person so entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Issuer and any Guarantor and their counsel.

                  SECTION 12.05. Voting Rights, Conduct and Adjournment. (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in
Section 2.03 and the appointment of any proxy shall be proved in such manner as is deemed appropriate by the Trustee or by having the signature of the Person executing the proxy witnessed or guaranteed by any bank, banker or trust company customarily authorized to certify to the holding of a Note such as a Global Note.

         (b) At any meeting of Holders, the presence of Persons holding or representing Notes in an aggregate principal amount at Stated Maturity sufficient under the appropriate provision of this Indenture to take action upon the business for the transaction of which such meeting was called shall constitute a quorum. Subject to any required aggregate principal amount at Stated Maturity of Notes required for the taking of any action pursuant to Article Nine, in no event shall less than a majority of the votes given by Persons holding or representing Notes at any meeting of Holders be sufficient to approve an action. Any meeting of Holders duly called pursuant to Section 11.03 may be adjourned from time to time by vote of the Holders (or proxies for the Holders) of a majority of the Notes represented at the meeting and entitled to vote, whether or not a quorum shall be present; and the meeting may be held as so adjourned without further notice. No action at a meeting of Holders shall be effective unless approved by Persons holding or representing Notes in the aggregate principal amount at Stated Maturity required by the provision of this Indenture pursuant to which such action is being taken.

         (c) At any meeting of Holders, each Holder or proxy shall be entitled to one vote for each $1,000 aggregate principal amount at Stated Maturity of outstanding Notes held or represented.

                  SECTION 12.06. Revocation of Consent by Holders at Meetings. At any time prior to (but not after) the evidencing to the Trustee of the taking of any action at a meeting of Holders by the Holders of the percentage in aggregate principal amount at maturity of the Notes specified in this Indenture in connection with such action, any Holder of a Note the serial number of which is included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its principal Corporate Trust Office and upon proof of holding as provided herein, revoke such consent so far as concerns such Note. Except as aforesaid, any such consent given by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Note issued in exchange therefor, in lieu thereof or upon transfer thereof, irrespective of whether or not any notation in regard thereto is made upon such Note. Any action taken by the Holders of the percentage in aggregate principal amount at maturity of the Notes specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Guarantors, the Trustee and the Holders. This Section 11.06 shall not apply to revocations of consents to amendments, supplements or waivers, which shall be governed by the provisions of
Section 9.04.

                                ARTICLE THIRTEEN
                                  MISCELLANEOUS

                  SECTION 13.01. Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an "incorporated provision") included in this Indenture by operation of, Sections 310 to 318, inclusive, of the TIA incorporated hereto in accordance with Section 1.03 hereto, such imposed duties or incorporated provision shall control.

                  SECTION 13.02. Notices. (a) Any notice or communication shall be in writing and delivered in person or mailed by first class mail or sent by facsimile transmission addressed as follows:

           if to Arch Western, the Issuer or any Subsidiary Guarantor:

                           Arch Western Resources, LLC
                               One CityPlace Drive
                                    Suite 300
                            St. Louis, Missouri 63141

                            Telephone: 1-800-238-7398
                             Facsimile: 314-994-2734
                           Attention: General Counsel

                                 With copies to:
                           Kirkpatrick & Lockhart LLP
                           535 Smithfield Street 15222
                                 Pittsburgh, PA
                             Attention: Ronald West

                               if to the Trustee:

                              The Bank of New York
                        101 Barclay Street, Floor 8 West
                               New York, NY 10286

                                  Telephone: -
                            Facsimile: (212) 815-5704
           Attention: Corporate Trust Division-Corporate Finance Unit

         The Issuer, the Guarantors or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications. All communications delivered to the Trustee shall be deemed effective when received.

         (b) Notices to the Holders regarding the Notes shall be mailed to each Holder by first-class mail at such Holder's respective address as it appears on the registration books of the Registrar.

         Notices given by first-class mail shall be deemed given five calendar days after mailing. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         (c) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                  SECTION 13.03. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, any Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

                  SECTION 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer or any Guarantor to the Trustee to take or refrain from taking any action under this Indenture (except in connection with the original issuance of the Notes on the date hereof), the Issuer or any Guarantor, as the case may be, shall furnish upon request to the
Trustee:

         (a) an Officers' Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

         (b) an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         Any Officers' Certificate may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless the officer signing such certificate knows, or in the exercise of reasonable care should know, that such Opinion of Counsel with respect to the matters upon which such Officers' Certificate is based are erroneous. Any Opinion of Counsel may be based and may state that it is so based, insofar as it relates to factual matters, upon an Officers' Certificate stating that the information with respect to such factual matters is in the possession of the Issuer, unless the counsel signing such Opinion of Counsel knows, or in the exercise of reasonable care should know, that the Officers' Certificate with respect to the matters upon which such Opinion of Counsel is based are erroneous.

                  SECTION 13.05. Statements Required in Certificate or Opinion. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

         (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

                  SECTION 13.06. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

                  SECTION 13.07. Legal Holidays. If an Interest Payment Date or other payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. If a Record Date is not a Business Day, the Record Date shall not be affected.

                  SECTION 13.08. Governing Law. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 13.09. No Recourse Against Others. A director, officer, employee or shareholder, as such, of the Issuer or any Guarantor shall not have any liability for any obligations of the Issuer or any Guarantor under the Notes, this Indenture or any Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

                  SECTION 13.10. Successors. All agreements of the Issuer and any Guarantor in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  SECTION 13.11. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                  SECTION 13.12. Table of Contents, Cross-Reference Sheet and Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this

Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  SECTION 13.13. Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         This Indenture may be signed in any number of counterparts each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

         IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                           Arch Western Finance, LLC

                           as Issuer

                           By: /s/ JAMES E. FLORCZAK
                              ------------------------------------------
                           Name: James E. Florczak
                           Title: Vice President & Treasurer

                           Arch Western Resources, LLC
                           As Guarantor

                           By: /s/ JAMES E. FLORCZAK
                              ------------------------------------------
                           Name: James E. Florczak
                           Title: Vice President & Treasurer

                           Thunder Basin Coal Company, L.L.C.
                           As Guarantor

                           By: /s/ JAMES E. FLORCZAK
                              ------------------------------------------
                           Name: James E. Florczak
                           Title: Vice President & Treasurer

                           Mountain Coal Company, L.L.C.
                           As Guarantor

                           By: /s/ JAMES E. FLORCZAK
                              ------------------------------------------
                           Name: James E. Florczak
                           Title: Vice President & Treasurer

                           Arch of Wyoming, LLC
                           As Guarantor

                           By: /s/ JAMES E. FLORCZAK
                              ------------------------------------------
                           Name: James E. Florczak
                           Title: Vice President & Treasurer

                           THE BANK OF NEW YORK,
                           as Trustee

                           By: /s/ ROBERT A. MASSIMILLO
                              ------------------------------------------
                           Name: Robert A. Massimillo
                           Title: Vice President

                                                                       EXHIBIT A

                             [FORM OF FACE OF NOTE]

         UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY GLOBAL
NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NOMINEE AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

         THIS GLOBAL NOTE AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR OR RESALES AND OTHER TRANSFERS OF THIS GLOBAL NOTE TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS GLOBAL NOTE SHALL BE DEEMED, BY THE ACCEPTANCE HEREOF, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR

RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT AN ASSIGNMENT FORM IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE AND ANY OTHER CERTIFICATE REQUIRED UNDER THE INDENTURE ARE COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

         EACH PURCHASER OF THIS GLOBAL NOTE OR ANY INTEREST HEREIN IS HEREBY NOTIFIED THAT THE SELLER OF THIS GLOBAL NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

         THE HOLDER OF THIS GLOBAL NOTE IS SUBJECT TO, AND ENTITLED TO THE BENEFITS OF, THE REGISTRATION RIGHTS AGREEMENT, DATED AS OF JUNE 25, 2003 AMONG THE ISSUER, THE GUARANTORS AND THE OTHER PARTIES REFERRED TO THEREIN.

         UNTIL 40 DAYS AFTER THE COMMENCEMENT OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE U.S. SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A UNDER THE U.S. SECURITIES ACT.

[If Restricted Global Note - CUSIP Number -/Common Code -/ISIN Number -]

[If Regulation S Global Note - CUSIP Number -/Common Code -/ISIN Number -]

[If Exchange Note - CUSIP Number -/Common Code -/ISIN Number -]

No. _____

                           6 3/4% SENIOR NOTE DUE 2013

         Arch Western Finance LLC, a limited liability company under the laws of the State of Delaware, for value received promises to pay to Cede & Co. or
registered assigns the principal sum of $_____________ (      ) on July 1, 2013.

         From June 25, 2003, or from the most recent interest payment date to which interest has been paid or provided for, cash interest on this Note will accrue at 6.75%, payable semiannually on January 1 and July 1 of each year, beginning on January 1, 2004, to the Person in whose name this Note (or any predecessor Note) is registered at the close of business on the preceding June 15 or December 15, as the case may be.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature of an authorized signatory, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and to the provisions of the Indenture, which provisions shall for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, Arch Western Finance, LLC has caused this Note to be signed manually or by facsimile by its duly authorized signatory.

Dated:_________, 2003

                                        Arch Western Finance, LLC

                                        By:_____________________________________
                                        Name:
                                        Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK,
as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:__________________________________
   Authorized Signatory

                         [FORM OF REVERSE SIDE OF NOTE]

                           6 3/4% Senior Note Due 2013

1.       Interest

         Arch Western Finance, LLC, a limited liability company organized under the laws of the State of Delaware, (such limited liability company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Issuer"), for value received promises to pay interest on the principal amount of this Note from June 25, 2003 at the rate per annum shown above. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuer will pay interest on overdue principal at the interest rate borne by the Notes compounded semiannually, and it shall pay interest on overdue installments of interest at the same rate compounded semiannually to the extent lawful. Any interest paid on this Note shall be increased to the extent necessary to pay Special Interest as set forth in this Note.

2.       Special Interest

         The Holder is entitled to the benefits of the Registration Rights Agreement dated June 25, 2003, among the Issuer, Arch Coal, Inc., a corporation organized under the laws of Delaware (the "Company"), Arch Western Resources, LLC, a limited liability company organized under the laws of Delaware ("Arch Western") and each of Arch Western's wholly owned subsidiaries, namely; Arch of Wyoming, LLC, Mountain Coal Company, L.L.C., and Thunder Basin Coal Company, L.L.C. (each a Guarantor, and together with Arch Western, (the "Guarantors"), and the Initial Purchasers (the "Registration Rights Agreement").

         In the event that (a) the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) is not filed with the U.S. Securities and Exchange Commission on or prior to the 90th calendar day following the date of the Indenture, (b) the Exchange Offer Registration Statement is not declared effective on or prior to the 180th day following the date of the Indenture, (c) the Exchange Offer (as defined in the Registration Rights Agreement) is not consummated on or prior to the 225th day following the date of the Indenture, or (id) if required, a Shelf Registration Statement (as defined in the Registration Rights Agreement) with respect to the Notes is not on or prior to the 60th day following the date the obligation to file the Shelf Registration Statement arises, the Shelf Registration Statement has not filed with the U.S. Securities and Exchange Commission (each event referred to in clauses (a) through (d) above, a "Registration Deadline Event"), then the Issuer will be required to pay additional interest ("Special Interest") in cash on January 1 and July 1 of each year, commencing on the first such date following any Registration Deadline Event, at a rate per annum equal to 0.25% of the principal amount of the Notes (determined daily) with respect to the first 90-day period following such Registration Deadline Event. Such amount of Special Interest shall increase by an additional 0.25% per annum to a maximum of 1.00% per annum for each subsequent 90-day period until such Registration Deadline Event has been cured. Upon the cure of any Registration Deadline Event, Special Interest with respect to such event shall cease to accrue from the date of the filing, effectiveness or consummation that cured such event, as the case may be, if the Issuer and the Guarantors are otherwise in compliance with this paragraph. However, if, after any such

Special Interest ceases to accrue, a different Registration Deadline Event occurs, Special Interest will again accrue as described.

3.       Method of Payment

         The Issuer shall pay interest on this Note (except defaulted interest) to the persons who are registered Holders of this Note at the close of business on the Record Date for the next Interest Payment Date even if this Note is cancelled after the Record Date and on or before the Interest Payment Date. The Issuer shall pay principal and interest in U.S. Dollars in immediately available funds that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Issuer by check mailed to the Holder.

         The amount of payments in respect of interest on each Interest Payment Date shall correspond to the aggregate principal amount of Notes represented by the Restricted Global Note and the Regulation S Global Note, as established by the Registrar at the close of business on the relevant Record Date. Payments of principal shall be made upon surrender of the Restricted Global Note and Regulation S Global Note to the Paying Agent.

4.       Paying Agent and Registrar

         Initially, The Bank of New York or one of its affiliates will act as Paying Agent and Registrar. The Issuer or any of its Affiliates incorporated in the United States may act as Paying Agent, Registrar or co-Registrar, subject to the provisions of the Indenture.

5.       Indenture

         The Issuer issued the Notes under an indenture dated as of June 25, 2003 (the "Indenture"), among the Issuer, the Guarantors and The Bank of New York, as trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the Indenture and, to the extent required by any amendment after such date, as so amended (the "Trust Indenture Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of those terms.

         The Notes are unsecured senior guaranteed obligations of the Issuer and are issued in an initial aggregate principal amount $700,000,000. The Indenture imposes certain limitations on the Issuer, the Guarantors and their affiliates, including, without limitation, limitations on the incurrence of indebtedness and issuance of stock, the payment of dividends and other payment restrictions affecting the Issuer and its subsidiaries, the sale of assets, transactions with and among affiliates of the Issuer and the Restricted Subsidiaries, change of control and Liens.

6.       Optional Redemption

Except pursuant to the next paragraph, the Notes will not be redeemable at the option of the Issuer prior to July 1, 2008. Starting on that date, the Issuer may redeem all or any portion of the Notes, at once or over time, after giving the required notice under this Indenture at the redemption prices set forth below, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant interest payment date). The following prices are for Notes redeemed during the 12-month period commencing on July 1, 2008 of the years set forth below, and are expressed as percentages of principal amount:

                                             REDEMPTION
                YEAR                           PRICE
                ----                           -----
2008................................         103.375%
2009................................         102.250%
2010................................         101.125%
2011 and thereafter.................         100.000%

         In addition, at any time and from time to time, prior to July 1, 2006, the Issuer may redeem up to a maximum of 35% of the original aggregate principal amount of the Notes (calculated giving effect to any issuance of Additional Notes) with the proceeds of one or more Public Equity Offerings, at a redemption price equal to 106.750% of the principal amount thereof, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the Notes (calculated giving effect to any issuance of Additional Notes) remains outstanding (excluding Notes held by Arch Coal or any of its Subsidiaries). Any such redemption shall be made within 75 days of such Public Equity Offering upon not less than 30 nor more than 60 days' prior notice.

         Any redemption pursuant to this Section 3.01 shall be made pursuant to the provisions of this Article Three.

7.       Notice of Redemption

         Notice of redemption will be mailed first-class postage prepaid at least 30 days but not more than 60 days before the Redemption Date to the Holder of this Note to be redeemed at the addresses contained in the Security Register. If this Note is in a denomination larger than $1,000 of principal amount it may be redeemed in part but only in integral multiples of $1,000. In the event of a redemption of less than all of the Notes, the Notes for redemption will be chosen by the Trustee in accordance with the Indenture. If this Note is redeemed subsequent to a Record Date with respect to any Interest Payment Date specified above, then any accrued interest will be paid to the Holder at the close of business on such Record Date. If money sufficient to pay the Redemption Price of and accrued interest on all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the applicable Paying Agent on or before the Redemption Date and certain other conditions are satisfied, interest ceases to accrue on such Notes (or such portions thereof) called for redemption on or after such date.

8.       Repurchase at the Option of Holders

         Upon the occurrence of a Change of Control, each holder of Notes shall have the right to require the Issuer to repurchase all or any part of such holder's Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the repurchase date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant interest payment date). If the repurchase date is after a Record Date and on or before the relevant interest payment date, the accrued and unpaid interest, if any, will be paid to the person or entity in whose name the Note is registered at the close of business on that Record Date, and no additional interest will be payable to holders whose Notes shall be subject to redemption.

         Within 30 days following any Change of Control, the Issuer shall:

         (a) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States; and

         (b) send, by first-class mail, with a copy to the Trustee, to each holder of Notes, at such holder's address appearing in the Security Register, a notice stating:

                           (1) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to Section 4.11 of the Indenture and that all Notes timely tendered will be accepted for payment;

                           (2) the Change of Control Purchase Price and the repurchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed;

                           (3) the circumstances and relevant facts regarding the Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to the Change of Control); and

                           (4) the procedures that holders of Notes must follow in order to tender their Notes (or portions thereof) for payment, and the procedures that holders of Notes must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

         The Issuer will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

         The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of such compliance.

9.       Denominations

         The Notes are in denominations of $1,000 and integral multiples of $1,000 of principal amount. The transfer of Notes may be registered, and Notes may be exchanged, as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

10.      Unclaimed Money

         All moneys paid by the Issuer or the Guarantors to the Trustee or a Paying Agent for the payment of the principal of, or premium, if any, or interest on, any Notes that remain unclaimed at the end of three years after such principal, premium or interest has become due and payable may be repaid to the Issuer or the Guarantors, subject to applicable law, and the Holder of such Note thereafter may look only to the Issuer or the Guarantors for payment thereof.

11.      Discharge and Defeasance

         Subject to certain conditions, the Issuer at any time may terminate some or all of its obligations and the obligations of the Guarantors under the Notes, the Guarantees and the Indenture if the Issuer irrevocably deposits with the Trustee U.S. Dollars or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

12.      Amendment, Supplement and Waiver

         Subject to certain exceptions set forth in the Indenture, the Indenture may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the relevant Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes) and any existing default or compliance with any provisions may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding. However, without the consent of the Holder of each outstanding Note affected thereby, an amendment may not:

         (a) reduce the amount of Notes whose Holders must consent to an amendment or waiver,

         (b) reduce the rate of, or extend the time for payment of, interest on any Note,

         (c) reduce the principal of, or extend the Stated Maturity of, any Note,

         (d) make any Note payable in money other than that stated in the Note,

         (e) impair the right of any Holder to receive payment of principal of, premium, if any, and interest, on, such holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes,

         (f) release any security interest that may have been granted in favor of the Holders other than pursuant to the terms of such security interest,

         (g) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed, pursuant to
                  Section 3.01 of the Indenture

         (h) reduce the premium payable upon a Change of Control or, at any time after a Change of Control has occurred, change the time at which the Change of Control Offer relating thereto must be made or at which the Notes must be repurchased pursuant to such Change of Control Offer,

         (i) at any time after the Issuer is obligated to make a Prepayment Offer with the Excess Proceeds from Asset Sales, change the time at which such Prepayment Offer must be made or at which the Notes must be repurchased pursuant thereto,

         (j) modify or change any provision of the Indenture affecting the ranking of the Notes or the Note Guarantees in a manner adverse to the Holders (it being understood that amendments or waivers of Security Documents or releases of Liens on the Arch Coal Notes do not relate to ranking), or

         (k) release any Guarantor from any of its obligations under its Note Guarantee or the Indenture other than in accordance with the provisions of the Indenture, or amend or modify any provision relating to such release.

         The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

         Notwithstanding the foregoing, without notice to or the consent of any Holder of the Notes, the Issuer, the Guarantors and the Trustee may, among other things, modify, amend or supplement the Indenture:

         (a) cure any ambiguity, omission, defect or inconsistency in any manner that is not adverse in any material respect to any holder of the Notes,

         (b) provide for the assumption by a Surviving Person of the obligations of Arch Western under the Indenture,

         (c) provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the
Code),

         (d) add Note Guarantees with respect to the Notes or confirm and evidence the release, termination or discharge of any security or Note Guarantee when such release, termination or discharge is permitted by the Indenture,

         (e) secure the Notes, add to the covenants of the Issuer for the benefit of the Holders or surrender any right or power conferred upon the Issuer,

         (f) make any change that does not adversely affect the rights of any holder of the Notes,

         (g) comply with any requirement of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act, or

         (h) provide for the issuance of Additional Notes in accordance with the Indenture.

         After an amendment becomes effective in accordance with the above position, the Issuer shall mail to each Holder at such Holder's address appearing in the Security Register a notice briefly describing such amendment. However, the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the amendment.

13.      Defaults and Remedies

         The Notes have the Events of Default as set forth in Section 6.01 of the Indenture. If an Event of Default occurs and is continuing, the Trustee, by notice to the Issuer, or the registered Holders of not less than 25% in aggregate principal amount of the Notes then outstanding by notice to the Issuer and the Trustee, subject to certain limitations, may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

         Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives an indemnity satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may rescind any acceleration and its consequence if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, or interest that has become due solely because of such acceleration. The above description of Events of Default and remedies is qualified by reference, and subject in its entirety, to the more complete description thereof contained in the Indenture.

14.      Trustee Dealings with the Issuer

         Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer, the Guarantor or any of their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-Registrar or co-Paying Agent may do the same with like rights.

15.      No Recourse Against Others

         A director, officer, employee, or stockholder, as such, of the Issuer or the Guarantor shall not have any liability for any obligations of the Issuer or the Guarantor under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release are part of the consideration for the issue of the Notes.

16.      Authentication

         This Note shall not be valid until an authorized officer of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

17.      Governing Law

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         The Issuer or a Guarantor shall furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:

                  Arch Western Finance, LLC
                  One CityPlace Drive
                  Suite 300
                  St. Louis, Missouri 63141

                                    GUARANTEE

         For value received, each Guarantor hereby fully and unconditionally guarantees, as principal obligor and not merely as surety, on an unsecured, senior, joint and several basis, to each Holder and to the Trustee and its successors and assigns on behalf of each Holder, the full payment of principal of, premium, if any, and interest on, and all other monetary obligations of the Issuer under the Indenture and this Note (including obligations to the Trustee and the obligations to pay Special Interest, if any) with respect to each Note authenticated and delivered by the Trustee or its agent pursuant to and in accordance with the Indenture, in accordance with the terms of the Indenture (all the foregoing being hereinafter collectively called the "Obligations"). Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Guarantor and that the Guarantor will remain bound by Article Ten of the Indenture notwithstanding any extension or renewal of any Obligation. All payments under this Guarantee shall be made in U.S. Dollars.

         These and other additional obligations of the Guarantors to the Holder and to the Trustee pursuant to this Guarantee and the Indenture (including, without limitation, the provisions relating to submission to jurisdiction and appointment of the Authorized Agent set forth in the Indenture) are expressly set forth in the Indenture to which reference is hereby made for the precise terms of such obligations.

         THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED WITH, THE LAWS OF THE STATE OF NEW YORK.

         This Guarantee is dated the date of the Note upon which it is endorsed.

         IN WITNESS WHEREOF, each Guarantor has caused this Guarantee to be duly executed.

                                    Arch Western Resources, LLC
                                    As Guarantor

                                    By:__________________________________
                                    Name:
                                    Title:

                                    Thunder Basin Coal Company, L.L.C.
                                    As Guarantor

                                    By:__________________________________
                                    Name:
                                    Title:

                                    Mountain Coal Company, L.L.C.
                                    As Guarantor

                                    By:__________________________________
                                    Name:
                                    Title:

                                    Arch of Wyoming, LLC
                                    As Guarantor

                                    By:__________________________________
                                    Name:
                                    Title:

                                                                 ASSIGNMENT FORM

To assign and transfer this Note, fill in the form below:

(I) or (the Issuer) assign and transfer this Note to

____________________________________________________________________
(Insert assignee's social security or tax I.D. no.)

____________________________________________________________________
(Print or type assignee's name, address and postal code)

and irrevocably appoint ______________________________________ agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Your Signature: ________________________________________________________________
                Sign exactly as your name appears on the other side of this
                                            Note)

Signature Guarantee: ___________________________________________________________
                     (Participant in a recognized signature guarantee medallion program)

Date:_______________________________________________________

Certifying Signature: ______________________________________

         [Include only if Original Note and delete if Exchange Note -- In connection with any transfer of any Notes evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Notes and the last date, if any, on which the Notes were owned by the Issuer or any Affiliate of the Issuer, the undersigned confirms that such Notes are being transferred in accordance with the transfer restrictions set forth in such Notes and:

CHECK ONE BOX BELOW

(1)      [X]      to the Issuer; or

(2)      [X]      pursuant to and in compliance with Rule 144A under the U.S.
                  Securities Act  of 1933; or

(3)      [X]      pursuant to and in compliance with Regulation S under the U.S.
                  Securities Act of 1933; or

(4)      [X]      pursuant to another available exemption from the registration requirements  of the U.S. Securities Act of 1933; or

(5)      [X]      pursuant to an effective registration statement under the U.S.
                  Securities Act of  1933.

         Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (2) is checked, by executing this form, the Transferor is deemed to have certified that such Notes are being transferred to a person it reasonably believes is a "qualified institutional buyer" as defined in Rule 144A under the U.S. Securities Act of 1933 who has received notice that such transfer is being made in reliance on Rule 144A; if box (3) is checked, by executing this form, the Transferor is deemed to have certified that such transfer is made pursuant to an offer and sale that occurred outside the United States in compliance with Regulation S under the U.S. Securities Act; and if box (4) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer reasonably requests to confirm that such transfer is being made pursuant to an exemption from or in a transaction not subject to, the registration requirements of the U.S. Securities Act of 1933.

Signature: _________________________________

Signature Guarantee:

____________________________________________

(Participant in a recognized signature guarantee medallion program)

Certifying Signature: __________________ Date:______________________

Signature Guarantee: ___________________________________

(Participant in a recognized signature guarantee medallion program)]

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note or a portion thereof repurchased pursuant to Section 4.09 or 4.11 of the Indenture, check the box: [ ]

         If the purchase is in part, indicate the portion (in denominations of $1,000 or any integral multiple thereof) to be purchased:

Your signature:

(Sign exactly as your name appears on the other side of this Note)

Date:

Certifying Signature: ______________________________________

                                   SCHEDULE A

                          SCHEDULE OF PRINCIPAL AMOUNT

         The following decreases/increases in the principal amount of this Security have been made:

                                                      Principal
                                                       Amount
 Date of          Decrease in       Increase in     Following such        Notation Made
Decrease/          Principal         Principal        Decrease/          by or on Behalf
Increase            Amount             Amount         Increase            of Registrar
----------        -----------       ------------    --------------       ---------------
__________        ___________       ____________    ______________       _______________
__________        ___________       ____________    ______________       _______________
__________        ___________       ____________    ______________       _______________
__________        ___________       ____________    ______________       _______________
__________        ___________       ____________    ______________       _______________
__________        ___________       ____________    ______________       _______________
__________        ___________       ____________    ______________       _______________
__________        ___________       ____________    ______________       _______________
__________        ___________       ____________    ______________       _______________
__________        ___________       ____________    ______________       _______________
__________        ___________       ____________    ______________       _______________
__________        ___________       ____________    ______________       _______________
__________        ___________       ____________    ______________       _______________
__________        ___________       ____________    ______________       _______________
__________        ___________       ____________    ______________       _______________
__________        ___________       ____________    ______________       _______________

                                    EXHIBIT B
        FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM RESTRICTED GLOBAL
                        NOTE TO REGULATION S GLOBAL NOTE

(Transfers pursuant to Section 2.06(a)(ii) of the Indenture)

The Bank of New York, as Transfer Agent
101 Barclay Street, 8W
New York, NY 10286
Attn: Corporate Trust Division-Corporate Finance Unit

Re: 6 3/4% Senior Notes Due 2013 (the "Notes")

         Reference is hereby made to the Indenture dated as of June 25, 2003, (the "Indenture") among Arch Western Finance, LLC, as Issuer, Arch Western Resources, LLC, a limited liability company organized under the laws of Delaware ("Arch Western") and each of Arch Western's wholly owned subsidiaries, namely; Arch of Wyoming, LLC, Mountain Coal Company L.L.C., and Thunder Basin Coal Company, L.L.C. (each a Guarantor, and together with Arch Western, (the "Guarantors")) and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

         This letter relates to ____________ aggregate principal amount of Notes that are held as a beneficial interest in the form of the Restricted Global Note (CUSIP No. ________; ISIN No: _____________) with the Depositary in the name of [name of transferor](the "Transferor"). The Transferor has requested an exchange or transfer of such beneficial interest for an equivalent beneficial interest in the Regulation S Global Note (Common Code No. ________; ISIN No. ________).

         In connection with such request, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Notes and:

         (a) with respect to transfers made in reliance on Regulation S ("Regulation S") under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), does certify that:

                  (i) the offer of the Notes was not made to a person in the United States;

                  (ii) either (1) at the time the buy order is originated the transferee is outside the United States or the Transferor and any person acting on its behalf reasonably believe that the transferee is outside the United States or; (2) the transaction was executed in, on or through the facilities of a designated offshore securities market described in paragraph (b) of Rule 902 of Regulation S and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States

                  (iii) no directed selling efforts have been made in the United States by the Transferor, an affiliate thereof or any person their behalf in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable;

                  (iv) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act; and

                  (v) the Transferor is not the Issuer, a distributor of the Notes, an affiliate of the Issuer or any such distributor (except any officer or director who is an affiliate solely by virtue of holding such position) or a person acting on behalf of any of the foregoing.

         (b) with respect to transfers made in reliance on Rule 144 the Transferor certifies that the Notes are being transferred in a transaction permitted by Rule 144 under the U.S. Securities Act.

         You, the Issuer, the Guarantors and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

[Name of Transferor]

By: _____________________

Name:

Title:

Date:

         cc:

                  Attn:

                                    EXHIBIT C
   FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM REGULATION S GLOBAL NOTE TO
                             RESTRICTED GLOBAL NOTE

(Transfers pursuant to Section 2.06(a)(iii) of the Indenture)

The Bank of New York, as Trustee
101 Barclay Street
New York, NY 10286
Attn: Corporate Trust Office

Re: 6 3/4% Senior Notes Due 2013 (the "Notes")

         Reference is hereby made to the Indenture dated as of June 25, 2003, (the "Indenture") among Arch Western Finance, LLC, as Issuer, Arch Western Resources, LLC, a limited liability company organized under the laws of Delaware ("Arch Western") and each of Arch Western's wholly owned subsidiaries, namely; Arch of Wyoming, LLC, Mountain Coal Company L.L.C., and Thunder Basin Coal Company, L.L.C. (each a Guarantor, and together with Arch Western, (the "Guarantors")) and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

         This letter relates to $__________ aggregate principal amount at maturity of Notes that are held in the form of the Regulation S Global Note with the Depositary (Common Code No. _______; ISIN No. _______) in the name of Cede & Co. (the "Transferor") to effect the transfer of the Notes in exchange for an equivalent beneficial interest in the Restricted Global Note (CUSIP No. ________, ISIN No. ________).

         In connection with such request, and in respect of such Notes the Transferor does hereby certify that such Notes are being transferred in accordance with the transfer restrictions set forth in the Notes and that:

         CHECK ONE BOX BELOW:

         [X][ ] the Transferor is relying on Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act") for exemption from such Act's registration requirements; it is transferring such Notes to a person it reasonably believes is a "qualified institutional buyer" as defined in Rule 144A that purchases for its own account, or for the account of a qualified institutional buyer, and to whom the Transferor has given notice that the transfer is made in reliance on Rule 144A and the transfer is being made in accordance with any applicable securities laws of any state of the United States; or

         [X]: the Transferor is relying on an exemption other than Rule 144A from the registration requirements of the Securities Act, subject to the Issuer's and the Trustee's right prior to any such offer, sale or transfer to require the delivery of an Opinion of Counsel, certification and/or other information satisfactory to each of them.

         You, the Issuer, the Guarantors and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Name of Transferor]

By:  _____________________

Name:

Title:

Dated:

         cc:

         Attn:

                                   Appendix-2